As filed with the Securities and Exchange Commission on December 14, 2018

Registration No. 333-226489

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUROSPORT ACTIVE WORLD CORP.

(Exact name of registrant as specified in its charter)

Florida	3585	30-0781375
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation)	Classification Code Number)	Identification No.)

3250 Mary St., # 303

Miami, Florida 33133

Tel. No.: 305-517-7330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ralph Max Hofmeier
Chief Executive Officer

Eurosport Active World Corp.

3250 Mary St., # 303

Miami, Florida 33133

Tel. No.: 305-517-7330

(Name, address, including sip code and telephone number, including area code, of agent of service)

With copies to:

Jonathan D. Leinwand, P.A.

20900 NE 30th Ave., Eighth Floor

Aventura, FL 33180

Phone: 954-903-7856

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. No selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated December 14, 2018

EUROSPORT ACTIVE WORLD CORP.

PROSPECTUS

21,747,352 Shares of Common Stock

This prospectus (this “Prospectus”) relates to the offer and sale of up to 21,747,352 shares of common stock of EUROSPORT ACTIVE WORLD CORP., a Florida corporation (the “Company”) by the selling shareholders named in this Prospectus. The shares of common stock to be sold by the selling shareholders as provided in the “Selling Shareholders” section are shares of our common stock, par value $0.001 per share (the "common stock") that have already been issued to the selling shareholders and are currently outstanding. All of the shares of common stock offered through this Prospectus are owned by the selling shareholders. We will not receive any proceeds from the sale of the common stock covered by this Prospectus. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders. The resale of such shares by the selling shareholders pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. The selling shareholders will sell their shares at a fixed price of $3.00 per share for the duration of this Offering. See “Determination of Offering Price” and “Plan of Distribution.”

Our common stock is currently quoted on the OTC Pink Tier maintained by OTC Markets Group, Inc. under the symbol “EAWD”; however, because we do not currently file reports with the Securities and Exchange Commission (the “SEC”) or otherwise provide financial disclosures to the public, our quotation on OTC Markets contains “Pink No Information” and “Dark or Defunct” labels. Upon effectiveness of the registration statement of which this Prospectus forms a part, we expect that the “Pink No Information” and “Dark or Defunct” labels will be automatically removed. The Company expects to continue to have its common stock quoted on the OTC Pink tier following effectiveness of the registration statement. Currently, our common stock is highly illiquid, subject to large swings in trading price, and is only traded on a sporadic and limited basis. As a result, you should not expect to be able to resell your common stock regardless of how we perform and, if you are able to sell your common stock, you may receive less than your purchase price.

Any shares sold pursuant to this Prospectus will be sold at a fixed price of $3.00 per share. The selling shareholders, and any participating broker-dealers, are deemed to be underwriters as defined under the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

The company has no present plans to be acquired or to merge with another company nor do the company, or any of its shareholders, have plans to enter into a change of control or similar transaction. On December 14, 2018, the closing price of our common stock was $0.35 per share as reported on the OTC Pink Marketplace.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company Status.”

Our principal executive offices are located at 3250 Mary St., # 303, Miami, Florida 33133.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 7 of this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December __, 2018

You should rely only on the information contained in this Prospectus. We have not authorized, and the selling shareholders have not, authorized anyone to provide you with information that is different from that contained in this Prospectus or in any free writing prospectus that we may authorize. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful or in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

For investors outside the United States: We have not, and the selling shareholders have not, done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this Prospectus outside the United States.

i

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this Prospectus. However, this Prospectus includes industry data that we obtained from internal surveys, market research, and publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this Prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this Prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

In this Prospectus, the terms “EAWC,” “EAWC Technologies,” “Eurosport Active,” “Eurosport” the “Company,” “we,” “us,” “our” or “ours” refer to Eurosport Active World Corp. and its wholly owned subsidiaries.

Overview

The company is an engineering services company in the green tech industry, formed as an outsourcing services green tech platform, that can provide an all-inclusive services package to assess the feasibility of the potential technological solutions for a project that seeks to achieve the close cycle of waste to energy and water generation by exploiting renewable technologies. The green tech industry is constantly evolving due to ongoing and increasing water scarcity, as well as increased energy need. We believe that we are well positioned to offer renewable technology solutions to these problems and to take advantage of this rapidly growing industry with many new markets. Our company presently outsources most of the services for the engineering and technical services as well as for the promotion, selling and distribution of the identified technological solutions. We rely on third parties to manufacture their different technologies that are identified to provide the designed solution for the water or energy need, that our potential clients might present.

We seek to focus on four main aspects of the water and energy business: generation, supply, commercialization and waste to energy, seeking to assist business owners and/or municipalities to build profitable and sustainable supply/generation of water and energy as required, and selling them the required technology or technical service to enhance their productivity/operability. With its outsourced technical arm and its commission based global network of vendors, the company expects to add sustainable added value to each of the projects it takes on.

We focus on providing customized technology solutions and technical services, based upon client preference, which may include any or all of the following:

●	water/energy generation

●	waste to energy plants

●	technical assistance

●	strategic and financial partnering;

●	project management.

The company is presently engaged in the development and commercialization as well as the continued promotion, of these green technologies, principally in Mexico and, in the United States, particularly in the States of California and Georgia, as well as in South Africa. Given the strong increased demand for water and energy around the world, we, with our potential partners, seek to develop, manufacture, distribute and operate water generation, water purification, and green energy production (waste to energy) technologies.

Company History

The Company (formerly Eagle International Holdings Group Inc.) was incorporated under the laws of the State of Florida on August 23, 2000 as a shell entity that was in the market to merge with an operating company.

On March 17, 2008, the Company entered into an Agreement and Plan of Acquisition (the “Merger Agreement”) with Inko Sport America, LLC (“ISA”), a Florida privately-held limited liability company. ISA was a development stage company, incorporated on February 24, 2005. In connection with the closing of the Merger Agreement, ISA merged with and into the Company effective May 7, 2008, with the filing of the Merger Agreement with the Florida Secretary of State.

Pursuant to the terms and conditions of the Merger Agreement:

●

As a precondition to the consummation of the merger transaction, a reverse stock split of EIH common stock was consummated on a one for 1,000 basis pursuant to which each 1,000 outstanding shares of EIH common stock was converted into one share of Eurosport Active World Corporation common stock. After giving effect to the reverse stock split, the authorized capital stock of EIH immediately prior to the closing of the merger agreement consisted of one billion shares of EIH common stock and 500 million shares of preferred stock, of which 106,214 shares of common stock were issued and outstanding.

●

After the reverse stock split, ISA agreed to acquire 100% of the ownership interest in the Company, in exchange for the issuance of 20,500,000 or approximately 99% of the Company’s issued and outstanding common stock.

●

Concurrent with the closing of the Merger Agreement, 4,394,044 shares of common stock were issued to the Company’s majority shareholder and officer, Michael Farkas, for the satisfaction of obligations payable to him; and

●

Immediately after the closing of the Merger Agreement, ISA merged with the Company, and adopted the Company’s business plan and changed its name to Eurosport Active World Corp. Further, upon completion of the merger, the prior officers and directors resigned, and the Company’s current officers and directors were elected or appointed to their positions.

This transaction was accounted for as a recapitalization effected by a share exchange, wherein ISA was considered the acquirer for accounting and financial reporting purposes.

From 2012 to the present, the company has been engaged in the promotion and design of technological solutions for the generation of water and energy, as well as for waste management. The company has sought to work on feasibility studies in collaboration with Swiss Water Tech SA and EAWC Tecnologias Verdes SA de CV, as well as with Siemens and Bosh, with whom the Company has an understanding agreement of business collaboration.

We continue to be a development stage company. We have not yet generated any revenue from our operations. But the pro-bono feasibilities studies made in regions such as Mexico, South Africa and Kingdom of Saudi Arabia, have now generated advanced ongoing negotiations for the conclusion of final contracts.

Our company presently outsources most of the services for the engineering and technical services as well as for the promotion, selling and distribution of the identified technological solutions. The identified technologies to be used on the proposed water or energy generation solutions are already commercialized and patented by their property companies. Those might include but not limited to Atmosphere Water Generators, Plasma Gasification process systems, Gas Turbines and Solar systems.

Where You Can Find Us

Our principal executive offices are located at 3250 Mary St., #303, Miami, Florida 33133. Our telephone number is 305-517-7330. Our corporate website address is www.eawctechnologies.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this document.

Transfer Agent

The transfer agent for our common stock is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601, Phone: (201) 820-2008, Fax: (201) 820-2010.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although we will lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE OFFERING

Securities Offered	21,747,352 shares of the Company’s common stock

Offering Price per Share:	$3.00 per share (for the duration of this Offering).

Common stock Outstanding Before the Offering (1):	87,913,933

Common stock Outstanding After the Offering (1):	87,913,933

Quotation of Common stock

Our common stock is currently quoted on the OTC Pink Tier maintained by OTC Markets Group, Inc. under the symbol “EAWD”; however, because we do not currently file reports with the SEC or otherwise provide financial disclosures to the public, our quotation on OTC Markets contains “Pink No Information” and “Dark or Defunct” labels. Upon effectiveness of the registration statement of which this Prospectus forms a part, we expect that the “Pink No Information” and “Dark or Defunct” labels will be automatically removed. The Company expects to continue to have its common stock quoted on the OTC Pink tier following effectiveness of the registration statement.

Termination of the Offering:

The offering will conclude upon the earliest of: (i) such time as all of the common stock has been sold pursuant to this Prospectus; or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of Proceeds:

We are not selling any shares of the common stock covered by this Prospectus. Consequently, we will not receive any of the offering proceeds from the sale of the shares of common stock registered and covered by this Prospectus.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

———————

(1)	Based on 87,913,933 shares of common stock outstanding as of December 14, 2018.

Does not include common stock underlying 2,200,000 options granted pursuant to the company’s 2012 Non-Qualified Stock Option Plan. If and when the options are exercised, the issuance of the underlying shares will cause dilution. Also, does not include 4,831,750 shares of common stock issuable upon conversion of $566,825 debt at a conversion prices ranging from $1.00 to $0.10 per share.

SUMMARY FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2017 and 2016 and the balance sheet data as of December 31, 2017 and 2016 are derived from the audited financial statements. The summary historical financial data for the nine months ended September 30, 2018 and 2017 and the balance sheet data as of September 30, 2018 and 2017 are derived from our unaudited financial statements. The summarized financial information presented below is derived from, and should be read in conjunction with, our audited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this Prospectus, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The historical results are included for illustrative and informational purposes only and are not necessarily indicative of results to be expected for any future periods, and results of interim periods are not necessarily indicative of results for the entire year.

Statements of Operations Data

	Year Ended December 31,		Nine Months Ended September 30,
	2017	2016	2018	2017
			(Unaudited)

Total operating expenses	$807,497	$889,140	$672,388	$639,782
Net loss	$777,913	$897,474	$581,451	$634,031
Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Balance Sheet Data (at period end)

	December 31,		September 30,
	2017	2016	2018
Cash and cash equivalents	$—	$49	$—
Total current assets	—	49	—
Total current liabilities	3,651,153	2,873,289	3,520,534
Working capital (deficit)	(3,651,153)	(2,873,240)	(3,520,534)
Total stockholders’ (deficit)	(3,651,153)	(2,873,240)	(3,520,534)
Accumulated deficit	(10,214,859)	(9,436,946)	(10,796,310)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes included in this Prospectus.

RISK FACTORS

The shares of our common stock being offered by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock. See also “Cautionary Note Regarding Forward-Looking Statements.”

Ricks Related to Our Business

OUR ABILITY TO CONTINUE AS A GOING CONCERN IS IN SUBSTANTIAL DOUBT ABSENT OBTAINING ADEQUATE NEW DEBT OR EQUITY FINANCINGS.

Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. Thus, if we are unable to raise funds to fund the research and development of our technological solutions, we may not be able to continue as a going concern and you will lose your investment. We have incurred accumulated operating losses since inception and have working capital deficits at the end of 2016 and 2017. If the company is able to raise the necessary funds to execute its business plan or if the company earns any revenues from its business operations, some of these funds will have to be used to pay off the outstanding judgments against the company which are discussed under the heading “Legal Proceedings” herein.

Our independent accounting firm has included in its report the qualification that these conditions raise a substantial doubt about the company’s ability to continue as a going concern. The report also states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, AND WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS OR CEASE OPERATIONS ALTOGETHER.

We need additional capital to fund our operations and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICES OF RALPH HOFMEIER AND IRMA VELAZQUEZ. WITHOUT THEIR CONTINUED SERVICES, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Ralph Hofmeier, our President, Chief Executive Officer, Chairman of the Board and a significant stockholder, and Irma Velazquez, our Chief Operating Officer, Vice-Chairman and a significant stockholder. The loss of any of the foregoing would harm our business and may force the company to interrupt or cease its operations all together.

WE EXPECT SIGNIFICANT COMPETITION FOR OUR PRODUCTS AND SERVICES.

Many of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we have today. If these larger competitors decide to focus on the development of distributed power or cogeneration, they have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can. There can also be no assurance that current and future competitors will not develop new or enhanced technical services technologies or more cost-effective systems, and therefore, there can be no assurance that we will be successful in this competitive environment.

INTERNATIONAL REGULATION MAY ADVERSELY AFFECT OUR PLANNED PRODUCT SALES.

As a part of our marketing strategy, we plan to market and sell our technical services and technological solutions internationally. In addition to regulation by the U.S. government, our technological solutions will be subject to environmental and safety regulations in each country in which we market and sell. While we have already received regulatory approval in some countries including Mexico and India; we anticipate that regulations will vary from country to country and will vary from those of the United States. The difference in regulations and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, our suppliers may have to implement manufacturing changes or alter product design, or we may need to modify our marketing efforts. Any changes in our business practices or products will require response to the laws of foreign countries and will result in additional expense to the company and either reduce or delay product sales.

IN THE CONDUCT OF OUR BUSINESS, WE WILL RELY UPON THE USE OF PATENTS AND INTELLECTUAL PROPERTY OWNED BY OTHER ENTITIES WHICH ARE NON-EXCLUSIVE.

Our business utilizes various technologies that are the subject of patents owned by other entities or for which we do not have exclusive ownership or rights to use. The use of such patented technologies is dependent upon the cooperation of those entities and our agreements with them. There can be no assurances that any of our agreements will be extended beyond their current term or that such cooperation with the entities that control the patents will continue in the foreseeable future. Our success depends on our ability to continue to use the patented technologies identified in our recommended technical solutions/water or energy plant designs and the ability of the patent owners to maintain patent protection for their products in the United States and in other countries and to enforce such patents. There can be no assurance that any of the patents relating to the technologies that we use will be deemed valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property. Moreover, any patent claims relating to our technologies may not be sufficiently broad to protect our solutions. In addition, issued patent claims may be challenged, potentially invalidated or potentially circumvented. Our rights to use the intellectual property of others may not afford us protection against competitors with similar technologies or permit the commercialization of the products and/or solutions incorporating these technologies without infringing third-party patents or other intellectual property rights.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are thinly traded on the OTC Pink Markets, the offering price of $3.00 per share for the shares of common stock was arbitrarily selected. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Risks Related to Our Common Stock

OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES FOR MORE THAN WHAT YOU PAID OR AT ALL.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them or at all. The trading price of our common stock may be subject to fluctuations in in response to various factors.

WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES WHICH WILL ADVERSELY AFFECT THE LIQUIDITY OF OUR COMMON STOCK.

The Securities and Exchange Commission, or the SEC, has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. We expect the market price of our common stock will be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce the liquidity of the public market for our shares should one develop.

OUR SECURITIES ARE TRADED ON THE OTCPINK®, WHICH MAY NOT PROVIDE AS MUCH LIQUIDITY FOR OUR INVESTORS AS MORE RECOGNIZED SENIOR EXCHANGES SUCH AS THE NASDAQ STOCK MARKET OR OTHER NATIONAL OR REGIONAL EXCHANGES.

Our common stock is currently quoted on the OTC Pink Tier maintained by OTC Markets Group, Inc. under the symbol “EAWD”; however, because we do not currently file reports with the SEC or otherwise provide financial disclosures to the public, our quotation on OTC Markets contains “Pink No Information” and “Dark or Defunct” labels. Upon effectiveness of the registration statement of which this Prospectus forms a part, we expect that the “Pink No Information” and “Dark or Defunct” labels will be automatically removed. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on these OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

BECAUSE DIRECTORS AND OFFICERS CURRENTLY AND FOR THE FORESEEABLE FUTURE WILL CONTINUE TO CONTROL EAWC, IT IS NOT LIKELY THAT YOU WILL BE ABLE TO ELECT DIRECTORS OR HAVE ANY SAY IN THE POLICIES OF EAWC.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors and officers of EAWC beneficially own approximately 64.82% of our outstanding common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Mr. Hofmeier, our President, Chief Executive Officer and Chairman of the Board, and Irma Velazquez, our Chief Operating Officer and Vice-Chairman, who are married to each other, together own 64.82% of the outstanding common stock.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

SINCE WE INTEND TO RETAIN ANY EARNINGS FOR DEVELOPMENT OF OUR BUSINESS FOR THE FORESEEABLE FUTURE, YOU WILL LIKELY NOT RECEIVE ANY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE AND THEIR SALE OR POTENTIAL SALE MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This Prospectus relates to the resale by the selling stockholders of up to 21,747,352 shares of our common stock, which represents approximately 25% of our current issued and outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our common stock will increase, which could decrease its price.

WE WILL INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

WE ARE NOT REQUIRED TO FILE PROXY STATEMENTS PURSUANT TO THE EXCHANGE ACT, WHICH MAY IMPEDE YOUR ABILITY TO OBTAIN INFORMATION ABOUT OUR BUSINESS AND OPERATIONS.

Upon effectiveness of the registration statement of which this Prospectus forms a part, we will be subject to Section 15(d) of the Exchange Act unless we file a Form 8-A to register our common stock under Section 12 of the Exchange Act. Pursuant to Section 15(d) we are not required to file proxy statements. Proxy statements may be useful to investors in assessing corporate business decisions such as how management is paid and potential conflict-of-interest issues with auditors. Proxy statements may include but are not limited to:

●	Voting procedure and information;

●	Background information about the company's nominated directors including relevant history in the company or industry, positions on other corporate boards, and potential conflicts of interest;

●	Board compensation;

●

Executive compensation, including salary, bonus, non-equity compensation, stock awards, options, and deferred compensation; and, in addition, information about perks such as personal use of company transportation, travel, and tax gross-ups. Many companies will also include pre-determined payout packages if an executive leaves the company; and

●	Membership on the audit committee, as well as a breakdown of audit and non-audit fees paid to the auditor.

We may never file a Form 8-A to register our common stock under Section 12 of the Exchange Act. A failure to file a Form 8-A may impede your ability to obtain information about our business and operations which may have a negative effect on your investment.

AN INVESTMENT IN THE COMPANY’S COMMON STOCK IS EXTREMELY SPECULATIVE AND THERE CAN BE NO ASSURANCE OF ANY RETURN ON ANY SUCH INVESTMENT.

Our common stock is currently quoted on the OTC Pink Tier maintained by OTC Markets Group, Inc. under the symbol “EAWD”; however, because we do not currently file reports with the SEC or otherwise provide financial disclosures to the public, our quotation on OTC Markets contains “Pink No Information” and “Dark or Defunct” labels. Upon effectiveness of the registration statement of which this Prospectus forms a part, we expect that the “Pink No Information” and “Dark or Defunct” labels will be automatically removed. However, an investment in the Company’s common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

•

Submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

•

Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our securities may be more volatile.

Other Risks

THERE ARE OTHER UNIDENTIFIED RISKS.

The risks set forth above are not a complete list of the risks facing our potential investors. We acknowledge that there may exist significant risks yet to be recognized or encountered to which we may not be able to effectively respond. There can be no assurance that we will succeed in addressing these risks or future potential risks, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common stock by the selling shareholders. All of the net proceeds from the sale of our common stock will go to the selling shareholders as described below in the sections entitled “Selling Shareholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shares being offered by the selling shareholders will be sold at a fixed price of $3.00 for the duration of this Offering. The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. It has been arbitrarily determined by the selling stockholders.

DILUTION

The shares of Common stock to be sold by the selling shareholders as provided in the “Selling Shareholders” section are shares of common stock that are currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares of common stock being offered for resale by the selling shareholders consist of 21,747,352 shares.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of December 14, 2018 and the number of shares of common stock being offered by the selling shareholders. The selling shareholders received their shares of common stock from the company by purchasing such shares at various times or such shares were issued in exchange for assets acquired by the company or services rendered to the company. The issuance of all shares of common stock identified in this Prospectus occurred pursuant to Section 4(a)(2) of the Securities Act. All selling shareholders were determined by company principals to be “sophisticated investors” or “qualified institutional investors” at the time such shares of common stock were issued. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. We believe, based on the information furnished to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

NAME & ADDRESS	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED	AMOUNT BENEFICIALLY OWNED AFTER OFFERING(9)	PERCENT BENEFICIALLY OWNED AFTER OFFERING (8)(9)	POSITION, OFFICE OR OTHER MATERIAL RELATIONSHIP TO THE COMPANY OR ITS PREDECESSORS OR AFFILIATES WITHIN LAST THREE YEARS
Linda Anderson 3422N SCOTTSDALE RD 447- SCOTTSDALE - AZ- 85266-US	187,857	187,857	0	0%	Outsider investor
Archstone Capital (1) 7378 W. ATLANTIC BLVD SUITE 223- MARGATE - FL 33063- US	2,500,000	2,500,000	0	0%	Outsider investor
Adam Brinckman PASEO MANUEL GIRONA 21- BARCELONA- 8034-SPAIN	8,000	8,000	0	0%	Outsider investor
Philip Carson 632 BRANDTLY RIDGE DRIVE -COVINGTON -KY- 41015-US	2,500	2,500	0	0%	Outsider investor
Gerlach & Co(2) 399 PARK AVENUE- LEVEL B VAULT - NEW YORK NY - 10022- US	136,928	136,928	0	0%	Outsider investor
Ashley Chipman 19248 CHEYENNE ST. - PORTER RANCH- CA- 91326-US	30,000	30,000	0	0%	Outsider investor

NAME & ADDRESS	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED	AMOUNT BENEFICIALLY OWNED AFTER OFFERING(9)	PERCENT BENEFICIALLY OWNED AFTER OFFERING (8)(9)	POSITION, OFFICE OR OTHER MATERIAL RELATIONSHIP TO THE COMPANY OR ITS PREDECESSORS OR AFFILIATES WITHIN LAST THREE YEARS
Tiffany Chipman 19248 CHEYENNE ST. - PORTER RANCH- CA- 91326-US	30,000	30,000	0	0%	Outsider investor
Joseph Dedek 14508 CORKWOOD DR. - TAMPA- 33626-US	12,500	12,500	0	0%	Outsider investor
Albert Dossa 49 RUE DE GENEVE - FERNEY VOLTAIRE- 1210 France	4,975	4,975	0	0%	Outsider investor
Roland Feger VY D'ETRA 76- NEUCHATEL 2000- SWITZERLAND	268,246	268,246	0	0%	Outsider investor
Douglas Flaute P.O. BOX 953906 -LAKE MARY-FL- 32795-3906-US	20,000	20,000	0	0%	Outsider investor
Kathleen Forrester 3696 BROADWAY #208 - NORTH BEND- OR- 97459-US	1,334	1,334	0	0%	Outsider investor
Rick Fuerstenau 302 S. WESTERN HILLS DR- ALGONA- IA- 50511 US	4,000	4,000	0	0%	Outsider investor
Mark George 608 PALM DR- LARGO FL 33770 US	232,500	232,500	0	0%	Outsider investor
Hans V. Glattli 8B CHEMIN PONTVERRE- CONFIGNON 1232- SWITZERLAND	240,000	240,000	0	0%	Outsider investor
Green Dimension Ltd. (3) NUMBER 15 YAHUDA MARGOZA ST.TEL AVIV-6813611- ISRAEL	221,667	221,667	0	0%	Outsider investor
Julian Hamburger 41 BENNETT AVE APT 63-NEW YORK NY- 10033 US	1,500	1,500	0	0%	Outsider investor
Qaiser Hassan HOUSE 2 STREET 40 F 7/1 -ISLAMABAD PAKISTAN	5,000	5,000	0	0%	Outsider investor
David Hawkins FLAT 2 BALMORAL COURT - SOUTH NORWOOD HILL- LONDON SE25 6 BT-UK	30,683	30,683	0	0%	Outsider investor

NAME & ADDRESS	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED	AMOUNT BENEFICIALLY OWNED AFTER OFFERING(9)	PERCENT BENEFICIALLY OWNED AFTER OFFERING (8)(9)	POSITION, OFFICE OR OTHER MATERIAL RELATIONSHIP TO THE COMPANY OR ITS PREDECESSORS OR AFFILIATES WITHIN LAST THREE YEARS
Thomas Hewitt 507 N. SPUR DR-PAYSON AZ 85541-US	20,000	20,000	0	0%	Outsider investor
Eugene Hunt 1905 EAST MOUND- ALGONA -IA- 33626 US	16,000	16,000	0	0%	Outsider investor
Mark Johnson 817 S. EDISON AVE- TAMPA FL -33606 US	20,000	20,000	0	0%	Outsider investor
George Jordan 1847 MIDDLE COUNTRY RD- CENTEREACH- NY 11720-US	8,000	8,000	0	0%	Outsider investor
Avi Keinan 15 ARIE DOLCIN STREET - TEL AVIV- 6936048 ISRAEL	50,000	50,000	0	0%	Outsider investor
Keystone Ventures (4) 6411 PEARKES DR.RICHMOND- BC V7C 5R2- CA	100,000	100,000	0	0%	Outsider investor
Jeffrey Lagrew 4001 SHANNON RUN ROAD-VERSAILLES -KY 40383-US	10,000	10,000	0	0%	Outsider investor
Christian Lherisson 1650 PANAMA - APT 612- BROSSARD QB J4W 2W4 CANADA	1,236,669	1,236,669	0	0%	Outsider investor
Timothy Meisner 124 E. BAY DR. MADISON LAKE MN 56063- US	25,000	25,000	0	0%	Outsider investor
Mayan Metzler LEICHT 2003 BROADWAY-NEW YORK 10023 NY US	23,333	23,333	0	0%	Outsider investor
Guy Mirezky YOSEF HAGLILI 20- RAMAT GAN 5241644- ISRAEL	5,000	5,000	0	0%	Outsider investor
Dominique Morand LES RACHES 9 -EUSEIGNE / VS 1982 SWITZERLAND	42,345	42,345	0	0%	Outsider investor
Ilona Muenzer GOTTORP STRASSE 57 - HAMBURG 22605- GM	23,530	23,530	0	0%	Outsider investor
Ana Beatrice Dominguez Organero VIA PONTE TRESA 7B -SORENGO 6924- SWITZERLAND	19,141	19,141	0	0%	Service Provider

NAME & ADDRESS	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED	AMOUNT BENEFICIALLY OWNED AFTER OFFERING(9)	PERCENT BENEFICIALLY OWNED AFTER OFFERING (8)(9)	POSITION, OFFICE OR OTHER MATERIAL RELATIONSHIP TO THE COMPANY OR ITS PREDECESSORS OR AFFILIATES WITHIN LAST THREE YEARS
Clyde Parks 7507 LAVENDALE AVENUE- DALLAS TX 75230-US	300,000	300,000	0	0%	Outsider investor
Frank Petrusnek 2301 ARLINGTON AVE SO SUITE 300- BIRMINGHAM- AL 35205-US	7,500	7,500	0	0%	Outsider investor
Jaquelynne Richardson 632 BRANDTLY RIDGE DRIVE- COVINGTON KY 41015-US	2,500	2,500	0	0%	Outsider investor
Frederieke Shoute LEIDSEPLEIN 29 -AMSTERDAM 1017 PS-NL	15,000	15,000	0	0%	Outsider investor
William Schrader 20082 DAIRY LANE-STERLING 20165-2536 20165-2536 US	5,000	5,000	0	0%	Outsider investor
Lloyd Telford SANDYS, MA BX- 19 OCEANSIDE ROAD -SOUTHAMPTON SB04 BD	25,000	25,000	0	0%	Outsider investor
Michael Thieren CALLE 18 CALACOTO# 8022 EDIFICIO PARQUE 18-CALACOTO LA PAZ-2504 BL	11,000	11,000	0	0%	Outsider investor
Jean Luis Toffel ROUTE DE PRE' - BOIS 20-GENEVA 15-1215 SWITZERLAND	80,000	80,000	0	0%	Outsider investor
John Vandenberghe 317 6TH ST. N - CLEVELAND- ND 58424-US	300,000	300,000	0	0%	Outsider investor
Yaron Wainberg 2 SHOAM STREET PAZ BUILDING NO, 2- TEL AVIV ISRAEL	20,000	20,000	0	0%	Outsider investor
Paul Westhof LEIDSEPLEIN 29 AMSTERDAM 1017 PS- NL	50,000	50,000	0	0%	Outsider investor
Tigertail Coconut Grove LLC (5) 6565 SANTONA ST #8 CORAL GABLES- FL 33146 US	20,000	20,000	0	0%	Outsider investor

NAME & ADDRESS	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED	AMOUNT BENEFICIALLY OWNED AFTER OFFERING(9)	PERCENT BENEFICIALLY OWNED AFTER OFFERING (8)(9)	POSITION, OFFICE OR OTHER MATERIAL RELATIONSHIP TO THE COMPANY OR ITS PREDECESSORS OR AFFILIATES WITHIN LAST THREE YEARS
Lherisson Viridiana AVENUE DE LUSERNA 2 GENEVA 1203 SWITZERLAND	5,084,468	5,084,468	0	0%	Outsider investor
Andrea Hofmeier 3120 LUCAYA ST MIAMI FL 33133 US	8,000,000	8,000,000	0	0%	Ralph Hofmeier’s Divorced Wife
Patricia Elias 3250 MARY ST W#303 MIAMI FL-33133 US	20,000	20,000	0	0%	Service Supplier
Pierre Alain Frey 18, CHEMIN DES CLAIRIERES -EPALINGES CH-1066-SWITZERLAND	14,050	14,050	0	0%	Service Supplier
Ana Beatriz Dominguez VIA PONTE TRESA 7B -SORENGO 6924- SWITZERLAND	18,561	18,561	0	0%	Service Supplier
Corey Hoffman 3250 MARY ST #303 -MIAMI FL 33133 US	415,000	415,000	0	0%	Corporate Legal Counsel
Chris Jessenberger 4, RUE DU CHÂTEAU -GENEVE 1203 SWITZERLAND	108,000	108,000	0	0%	Service Supplier
Diego Andres Lherisson RUE DE L'OBSERVATOIRE 40A -NEUCHATEL 2000- SWITZERLAND	10,000	10,000	0	0%	Service Supplier
Leticia V. de Meerettig BUCHER STRASSE 79 -NURNBERG 90419-GERMANY	50,000	50,000	0	0%	Service Supplier
Mike & Leticia Meerettig BUCHER STRASSE 79 -NURNBERG 90419-GERMANY	25,000	25,000	0	0%	Service Supplier
ORMA, Création De Bureau S.A. (6) AV. DE PORTES ROUGES -NEUCHATEL 2000 SWITZERLAND	150,000	150,000	0	0%	Equipment Supplier
Pillow Hog Ventures (7) 3225 MCLEOD DRIVE #110 -LAS VEGAS NV 89121-US	510,000	510,000	0	0%	Service Supplier

NAME & ADDRESS	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED	AMOUNT BENEFICIALLY OWNED AFTER OFFERING(9)	PERCENT BENEFICIALLY OWNED AFTER OFFERING (8)(9)	POSITION, OFFICE OR OTHER MATERIAL RELATIONSHIP TO THE COMPANY OR ITS PREDECESSORS OR AFFILIATES WITHIN LAST THREE YEARS
Andreas Rassmussen AGERFLOJEN 32- VIBY SJAELLAND 4130- DA	76,000	76,000	0	0%	Service Supplier
Tina Reine 2640 DUDLEY DR, EAST - WEST PALM BEACH FL 33415- US	60,000	60,000	0	0%	Service Supplier
Svein Viland TIURVINGEN 1 -FENSTAD 2170-NORWAY	100,000	100,000	0	0%	License Vendor
Jacqueline Young 707-4980 KINGSWAY BURNABY BC V5H 4K7 CANADA	733,565	733,565	0	0%	Outside Investor

———————

(1)	Ibrahim Almagarby has voting and dispositive power over the shares held by Archstone Capital.
(2)	Mr. David Chambovey has voting and dispositive power over the shares held by Gerlach & Co.
(3)	Jaqueline Young has voting and dispositive power over the shares held by Keystone Ventures.
(4)	Sagi Green has voting and dispositive power over the shares held by Green Dimension Ltd.
(5)	Tony Scarnavacca as voting and dispositive power over the shares held by Tigertail Coconut Grove LLC.
(6)	Benjamin Leuenberger has voting and dispositive power over the shares held by ORMA, S.A.
(7)	Matthew Chipman has voting and dispositive power over the shares held by Pillow Hog Ventures.
(8)	Based on 87,913,933 shares of common stock issued and outstanding as of December 14, 2018.
(9)	Assumes the sale of all shares being offered pursuant to this Prospectus.

We have been advised that none of the Selling Stockholders and none of the persons identified in the footnotes to this table is a member of FINRA, or an independent broker-dealer, and that neither the Selling Stockholders nor any of their affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

PLAN OF DISTRIBUTION

This Prospectus is to be used by the selling shareholders in connection with a potential resale by selling shareholders of up to an aggregate of 21,747,352 shares of the registrant’s common stock. The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The shares being offered by the selling shareholders will be sold at a fixed price of $3.00 for the duration of this Offering.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders.

The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers. We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. The selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If a selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

DESCRIPTION OF SECURITIES

The following description of our common stock is based upon our articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws.

Authorized Capital and Preferred and Common Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share and 500,000,000 shares of preferred stock, par value $0.001 per share. As of December 14, 2018, there were 87,913,933 shares of common stock outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

Each share of common stock has one (1) vote per share for all purposes. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Holders of shares of common stock are not entitled to cumulative voting for electing members of the Board. Please refer to the company’s articles of incorporation, bylaws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of the company’s securities.

Preferred Stock

Of the 500,000,000 shares of preferred stock authorized, there are no shares issued or outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

The company does not currently have any warrants issued or outstanding.

Options

On January 2, 2012, the company’s Board of Directors approved the creation of the 2012 Non-Qualified Stock Option Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of incentive stock options to designated employees, certain key advisors and non-employees members of the Board of Directors with the opportunity to receive grant awards to acquire, in the aggregate, up to 5,000,000 shares of the company’s common stock.

A summary of information regarding the company’s common stock options outstanding is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2015	2,200,000	$0.10	5
Issued	—	—	—
Exercised	—	—	—
Outstanding at December 31, 2016	2,200,000	$0.10	4
Issued	—	—	—
Exercised	—	—	—
Outstanding at December 31, 2017	2,200,000	$0.10	3

The above outstanding options were granted on January 1, 2012 to a former company’s executive. These options vested at 20,000 options per month and 2,200,000 were fully vested and exercisable at December 31, 2017 and 2016. During the years ended December 31, 2017 and 2016, the company recognized stock-based compensation expense of approximately $Nil and $11,998, respectively. The weighted-average grant date fair value of each option was estimated to approximate $0.05 using the Black Scholes valuation methodology. As of December 31, 2017 and 2016, there was approximately $0 of total unrecognized compensation costs related to non-vested stock options.

The fair value of stock options granted of $0.05 per share was calculated using the Black-Scholes option pricing model based on the following assumptions; risk free interest rate of 1.89%, expected volatility of 317.38%, expected option terms of 9.08 years and no expected dividend yield.

Expected volatility is based on historical volatility of the securities of the company and of other comparable companies. Short Term U.S. Treasury rates were utilized. The expected term of the options was calculated using the alternative simplified method permitted by SAB 107, which defines the expected life as the average of the contractual term of the options and the weighted average vesting period for all option tranches.

Convertible Debentures

As of December 31, 2017, and currently, the Company had issued an aggregate of $566,825 in convertible debentures. The convertible debentures are unsecured, have no maturity date and are generally non-interest bearing, however some bear interest of 2%. The holders of the convertible debentures have the option to convert these convertible debentures into common stock ranging from $1.00 to $0.10 per share upon effectiveness of any registration statement on Form S-1 filed with the SEC for one year after issuance. Certain debentures also offer an option to purchase additional shares at the stipulate conversion price also upon effectiveness of any registration statement on Form S-1 filed with the SEC. Effective June 30, 2018, all options to purchase additional shares had expired.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, as Amended, and Our Bylaws.

Provisions of our amended and restated articles of incorporation, as amended, and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders, unless otherwise prescribed by statute, may be called by the company’s board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 20% of the votes at that meeting. If a special meeting is called by anyone other than the Board of Directors or the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of the By-Laws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than 15 nor more than 60 days after the receipt of the request.

Removal of Directors; Vacancies. Any director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until his or her death, resignation or removal. A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

Amendment of Bylaws. Our Bylaws provide that new By-Laws may be adopted or the By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Our Bylaws provide that new By-Laws may be adopted or the By-Laws may be amended or repealed by the board of directors.

Transfer Agent and Registrar

Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601, Phone: (201) 820-2008, Fax: (201) 820-2010.

Quotation of Common Stock

Our common stock is currently quoted on the OTC Pink Market under the symbol “EAWD”; however, because we do not currently file reports with the SEC or otherwise provide financial disclosures to the public, our quotation on OTC Markets contains “Pink No Information” and “Dark or Defunct” labels. Upon effectiveness of the registration statement of which this Prospectus forms a part, we expect that the “Pink No Information” and “Dark or Defunct” labels will be automatically removed. Our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. On December 14, 2018, the last reported sale price per share for our common stock as reported was $0.35.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of December 14, 2018, there were 87,913,933 shares of common stock outstanding. The shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our Company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

DESCRIPTION OF BUSINESS

Overview

The company is an engineering services company in the green tech industry, formed as an outsourcing services green tech platform, that can provide an all-inclusive services package to assess the feasibility of the potential technological solutions for a project that seeks to achieve the close cycle of waste to energy and water generation by exploiting renewable technologies. The green tech industry is constantly evolving due to ongoing and increasing water scarcity, as well as increased energy need. We believe that we are well positioned to offer engineering and technical consultancy to design the most accurate renewable technology solutions to these problems and to take advantage of this rapidly growing industry with many new markets. Our company presently outsources most of the services for the engineering and technical services as well as for the promotion, selling and distribution of the identified technological solutions. We rely on third parties to manufacture their different technologies that are identified to provide the designed solution for the water or energy need, that our potential clients might present.

We seek to focus on four main aspects of the water and energy business opportunities: generation, supply, commercialization and waste to energy, seeking to assist business owners and/or municipalities to build profitable and sustainable supply/generation of water and energy as required, and selling them the required technology or technical service to enhance their productivity/operability. With its outsourced technical arm and its commission based global network of vendors, the company expects to add sustainable added value to each of the projects it takes on.

We focus on providing customized technology solutions and technical services, based upon client preference, which may include any or all of the following:

●	water/energy generation

●	waste to energy plants

●	technical assistance

●	strategic and financial partnering;

●	project management.

The pro-bono feasibilities studies made in regions such as Mexico, South Africa and Kingdom of Saudi Arabia, have now generated advanced ongoing negotiations for the conclusion of final contracts, presently engaged in these developments and given the strong increased demand for water and energy around the world, we, with our potential partners, seek to develop water and energy generation solutions by using the existing technologies as well as improving those to be more energy efficient and performant and in the future be able to, manufacture, distribute and operate water generation, water purification, and green energy production technologies.

Our company website is: http://www.eawctechnologies.com.

Company History

Eurosport Active World Corp. (formerly known as Eagle International Holdings Group Inc.) was incorporated under the laws of the State of Florida on August 23, 2000. The Company was a shell entity that was in the market to merge with an operating company.

On March 17, 2008, EIH entered into an Agreement and Plan of Acquisition (the “Merger Agreement”) with Inko Sport America, LLC (“ISA”), a Florida privately-held limited liability company. In connection with the closing of the Merger Agreement, ISA merged with and into EIH effective May 7, 2008, with the filing of the Merger Agreement with the Florida Secretary of State.

Pursuant to the terms and conditions of the Merger Agreement:

●

As a precondition to the consummation of the merger transaction, a reverse stock split of EIH common stock was consummated on a one for 1,000 basis pursuant to which each 1,000 outstanding shares of EIH common stock was converted into one share of Eurosport Active World Corporation common stock. After giving effect to the reverse stock split, the authorized capital stock of EIH immediately prior to the closing of the merger agreement consisted of one billion shares of EIH common stock and 500 million shares of preferred stock, of which 106,214 shares of common stock were issued and outstanding.

●

After the reverse stock split, ISA agreed to acquire 100% of the ownership interest in EIH, in exchange for the issuance of 20,500,000 (then approximately 99% of the issued and outstanding common stock of the company).

●

Concurrent with the closing of the merger agreement, 4,394,044 shares of common stock were issued to EIH’s majority shareholder and officer, Michael Farkas, for the satisfaction of obligations payable to him; and

●

Immediately after the closing of the Merger Agreement, ISA merged with EIH, and adopted EAWC’s business plan and changed its name to Eurosport Active World Corporation (“EAWC”). Further, upon completion of the merger, the prior officers and directors of EIH resigned and the current officers and directors of the company were elected or appointed to their positions.

This transaction was accounted for as a recapitalization effected by a share exchange, wherein ISA was considered the acquirer for accounting and financial reporting purposes.

ISA was a development stage company, incorporated on February 24, 2005.

Through December 31, 2012, the company had been seeking to primarily engage in the promotion, development and commercialization of green technology solutions. In view of the increased demand for water and energy, in December 2012, the company began to focus on water generation, water purification, and green energy production (waste to energy); formed as an outsourcing green tech platform, seeking to exploit renewable technology solutions by providing technical and engineering consultancy services for the design and development of the identified appropriated solutions, this through collaboration with green tech research and developments centers in Europe and with the potential collaboration with technology companies such as Siemens and Bosh. Our services include but are not limited to provide feasibility studies for generation of water and energy as well as waste management, but to develop the designed technological solutions in collaboration with our potential partners, technical maintenance, education and training related to the technology solution.

The Business

In view of the increased demand of water and energy, we began to focus our business goals on water generation, water purification, and green energy production (waste to energy). To accomplish this, we set out to establish an outsourcing green tech platform, seeking to provide engineering and technical consultation services that leads to design the most sustainable technological solutions which can provide water and energy as well as to manage the waste in a close cycle. As well as to secure all technical maintenance, education and training related to the identified technology solutions; to accomplish our business purpose the company has sought potential collaboration with green tech research and development centers in Europe.

We are an engineering services company formed as an outsourcing green tech platform, seeking to exploit renewable technologies.

The green tech industry is constantly evolving due to ongoing and increasing water scarcity as well as increased energy need, thereby, we believe, that by designing the most sustainable renewable solutions to these problems it would become an essential component of a rapidly growing industry with many new markets. The green tech industry is complex, because it still requires much promotion and information about its potential. Furthermore, regulations in each country are different and, in many cases, several segments are regulated by both central and local (state, provincial, municipal) governments. EAWC’s approach seeks to assist general business operations with the growth and development of their business, by ensuring the efficient, profitable and sustainable supply/generation of water and energy as required, allowing our potential customers to focus on their business while adopting strategies of sustainability. Using the technology products and services licensed or purchased from other technological sources, we believe we will be able to deliver and install a product set that suits the green technology water and/or energy needs of our customers. By using the designed technological solutions and technologies identified and provided by EAWC potential partners, we believe, that our potential clients can be free to focus on compliance with performance of their operations as well as with the water and energy consumption or generation regulations within their industry, and to complete their primary business goals. Our clients may be businesses seeking to upgrade their business processes or governmental entities seeking to apply green technology solutions for the water and energy they supply their constituencies.

We continue to be a development stage company. Our company presently outsources most of the services for the engineering and technical services as well as for the promotion, selling and distribution of the identified technological solutions. We presently have only two employees: Mr. Hofmeier, our President, Chief Executive Officer, Chairman of the Board and a significant stockholder, and Ms. Velazquez, our Chief Operating Officer, Vice-Chairman and a significant stockholder.

We seek to focus on four main aspects of the water and energy business: generation, supply, commercialization and waste to energy, seeking to assist business owners and/or municipalities to build profitable and sustainable supply/generation of water and energy as required, and selling them the required technology or technical service to enhance their productivity/operability. With its outsourced technical arm and its commission based global network of vendors, the company expects to add sustainable added value to each of the projects it takes on while getting revenue from the engineering and technical consultancy services and project management, selling of the various identified technologies, royalties from the commercialization of energy & water in certain cases and revenues from the licensed innovated technologies.

We focus on providing customized technology solutions and technical services, based upon client need/preference, which may include any or all of the following:

●	water/energy generation

●	waste to energy plants

●	technical assistance

●	strategic and financial partnering;

●	project management.

The company is also focused on addressing areas of business, which concentrate on new technological and engineering concepts relating to water and energy generation as well as waste to energy development and those related components that assist in advancing the green tech industry. These include:

●	advancement of atmosphere water generators;

●	development of techniques to attain self-sufficient supply of energy;

●	advancement of new ideas on waste to energy implementation;

●	distribution of small, hi-energy cost effective generators;

●	Designing, prototyping and arranging the manufacture of new syngas engine/motors.

Current Projects

The company has consulted on a number of projects on a pro-bono basis seeking to establish a strong corporate history towards obtaining a referenceable client base. The pro-bono feasibilities studies made in regions such as Mexico, where an independent Contractor Agreement has been granted to EAWC to design and build five waste-to-energy (WtE) plants in the state of Chiapas (1), State of Mexico (1), State of Quintana Roo (2) and State of Hidalgo (1). (Each plant is expected to deliver 50 - 125 Mw/hour). The cost of the identified technologies and/or for our services will be dependent upon particularities of the needs of supply/generation of water or energy of each project/client company and the complexity of the client/project company business. EAWC technical consulting fees will be negotiated and established based upon factors such as the level of services requested by the client.

The company has been also granted a contract Award Confirmation for the supply of Air Liquefying Machines to be supplied to Arriyadh Development Authority (ADA) of Saudi Arabia. The proforma invoice attached to the contract award is for 100 Units (AWGs) in exchange for a payment of $10,640,000, expected to be delivered within 12 calendar months, once all technical details of the configuration of the machines would be confirmed.

We seek to focus on geographic areas, projects and budget levels where we believe there may be significant demand for our engineering, technical services and technologies and the potential for attractive returns to our company and investors. We do not consider our company to be a “blank check company” as such term is defined in Securities and Exchange Commission Rule 419; however, we are a company with no revenues yet, and limited operations and our auditor has expressed substantial doubt about our ability to continue as a going concern. The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

The company does now and plans to continue to operate as green tech commercial company, providing technical engineering services and technological solutions for the production of water and the production of electricity from waste matter. Any acquisitions that the company may make in the future, would be of companies similar in nature to our own, operating in similar or complementary industry segments or geographic locations and that would provide EAWC with new growth opportunities or competitive advantage. However, even though our business plan does contemplate potential growth through the acquisition of specialty service providers and other independent consulting services companies that would complement our business plan we are first and foremost a green tech solutions company.

Our Business Relationships

Agreements with Swiss Water Tech Research and Development S.A.

The following paragraphs describe our relationship with Swiss Water Tech Research and Development S.A. (“SWATE”), an entity owned and controlled by Mr. Hofmeier, the Company’s President, Chief Executive Officer, Chairman of the Board and a significant stockholder, and Ms. Velazquez, the Company’s Chief Operating Officer, Vice-Chairman and a significant stockholder.

Effective February 1, 2013, and as amended on June 29, 2015 and January 29, 2016, the company entered into an exclusive Technology Transfer Agreement and License Agreement (the "Technology Transfer and License Agreement") for a period of ten years with SWATE. SWATE is a Swiss research and development company with access to patent and certain scientific and technical resources. Under the terms of the agreement, SWATE agreed to: (a) transfer to the company the license to manufacture products developed by SWATE; (b) grant a right to use all know-how and technical assistance necessary for the exploitation of intellectual property and the manufacture of certain products; and (c) grant the company the use of certain related trademarks. If the company generates revenue as a result of the products and licenses related to the Technology Transfer and License Agreement, the company agreed to pay to SWATE a minimum annual royalty fee stipulated in the agreement plus five percent of revenue generated. Since the company has not generated revenues, during 2013 the company accrued the minimum fee of approximately $542,000 in accordance with the terms of the Technology Transfer and License Agreement. On April 15, 2015, SWATE agreed to waive licenses fees for 2014 and 2015, and on January 29, 2016, SWATE agreed to waive license fees for the years 2016 and 2017.

Pursuant to the Technology Transfer and License Agreement, the products subject to such agreement include the following: (1) Design of Waste to Energy process assisted by a Plasma Converter system; (2) Design of Solar Power Water Purification system and the (3) Design of Atmosphere Water Generator.

Waste to Energy Process Design - Is a Plasma Gasification based process, self-powered by electricity generated by syngas. The process is based on the dissociation (breaking apart) of the molecular bonds of solid, liquid and gaseous compounds or materials of both hazardous and nonhazardous wastes (feedstock) organic and inorganic. Depends on the type of the operation’s daily input, significant amounts of energy, water and valuable hydrogen gas for sustainable power generation can be generated.

Solar Power Water Purification process- is a high-volume water purification solution utilizing solar, photovoltaic energy and, when applicable, a mini-windmill or an alternate source of renewable energy. From the sea, lake, river or stagnant, water is passed through several stages of purification and treatment until it is rendered drinkable as per World Health Organization standards. We believe that its innovative design allows its implementation in a challenging geographical location.

Atmosphere Water Generator system- is powered by a renewable energy solution the AWG produces pure potable water from the air’s humidity. We believe that the system could produce sufficient quantities even at very dry and hot climate conditions.

As part of the exclusive Technology Transfer and License Agreement, on February 1, 2013, the company was required to pay a non-refundable front-end fee of $6 million in exchange for the use of newly developed systems, concepts and license of patent and trademark when appropriate. The company satisfied the required payment in February 2013 through the issuance of 6 million shares of its common stock, valued at $1.00 per share. The value of the licensed technology rights acquired was recorded as an intangible asset and scheduled for amortization over the ten-year life of the Technology Transfer and License Agreement. During 2013, the company amortized $550,000. On December 31, 2013, the company evaluated the unamortized asset for impairment and determined that due to its inability to secure revenue generating commercial contracts, the recoverability of this asset in future periods was doubtful. Accordingly, the company fully impaired the remaining unamortized value of the licensed technology rights of $5,450,000.

On January 5, 2018, SWATE and the company executed a Termination of the exclusive Technology Transfer and License Agreement effective from January 6, 2018. The termination cited default of some obligations acquired such as the absence of the company’s generation of revenue as a result of the Agreement, the potential manufacturing and change on the constitution and ownership of SWATE which could affect significantly the expected results of the agreement. SWATE confirmed that no open balance exists at this time, confirming the waiving of due royalties for the Years 2016 and 2017.

SWATE confirms that the company shall be entitled to manufacture the designed products only and exclusively for the concept of Waste to Energy on the configured standards, without having to pay any further royalties until February 1, 2023. Nevertheless, it shall refrain from revealing any document or information provided by SWATE (the Licensor) that is less than 10 years old.

Effective February 1, 2013, the company also entered into an International Service Contract with SWATE (the "SWATE Service Contract"). Under this agreement, SWATE provided operations management, engineering and technical services to the company. These services included the following: Financial and Accounting Matters; Insurance Matter; IT Services; Web Hosting and Maintenance of Client Web Site; Customer Support; Supply Chain Management; Development Support and other services.

The SWATE Service Contract had a term of five years and provided for a monthly service fee of $35,000 plus out-of-pocket expenses. On November 1, 2016, SWATE and the company executed a Termination of the SWATE Service Contract effective from December 31, 2016. The termination cited default of important obligations; in particular the payment within an agreed period of time and the person responsible for the service provider would no longer be employed. It was further agreed that the outstanding balance at December 31, 2016 of $712,070 would be settled with EAWC shares valued at $1.00 per share, to be issued on July 1, 2017, and, accordingly, on February 2, 2018, we issued 712,070 shares to SWATE. In 2015, the company issued 274,515 common shares at $2.00 per share to satisfy an outstanding debt of $549,030 due to SWATE. These services are now provided to the company by EAWC Tecnologias Verdes SA de CV. (“Verdes”), a Mexican private company, 5% of which is owned by Mr. Hofmeier, our President, Chief Executive Officer, Chairman of the Board and a significant stockholder, pursuant to a Management and Administrative Services Agreement between the company and Verdes dated January 1, 2017. Mr. Hofmeier does not hold any management or other personnel positions with Verdes.

On April 1, 2013, the company signed a letter agreement with SWATE, which authorized SWATE to collect on behalf of the company payments made by investors on sales of company stock. According to the agreement, the proceeds collected by SWATE could be used by SWATE to pay down amounts due from the company for royalties and/or service fees pursuant to the above agreements. During the years ended December 31, 2016 and 2015, SWATE did not collect any amounts from investors as no sales of the company’s common stock to investors occurred during such time and SWATE no longer has this authority and this letter agreement is no longer active at this time.

As a result of the above agreements, the company has a variable implicit interest in SWATE, however it is not its primary beneficiary, does not provide any explicit or implied financial support and therefore does not consolidate SWATE's financial statements in its consolidated financial statements.

Pursuant to a Management and Administrative Services Agreement between the company and Verdes dated January 1, 2017, Verdes agreed to provide the following services to the company:

Financial and Accounting Matters – including maintaining the Company’s general ledger, accounts receivable and accounts payable records, and fixed asset records and provide billing and collection services and causing to be provided to client, payroll services, including assistance with regulatory compliance matters.

Insurance Matters – including providing or causing to be provided to the Company, insurance with the coverage, insurers and maximum deductibles as will be requested by the Company via a written notice.

IT Services – including certain general information technology services and infrastructure including assistance with installation, and maintenance of telephonic and computer equipment. And use of telephone automatic call distribution networks and systems and email systems and such technical support and maintenance as the Company reasonably requests for the Company and its clients.

Web Hosting and Maintenance of Client Web Site –Web hosting and maintenance services for the Company website. In consideration of hosting and maintaining the Company website.

Customer Support –provide and perform such services related to technical assistance to the Company’s and user customers and distributors, customer training and any other tasks relating to servicing the Company’s customers and distributors.

Supply Chain Management –such services related to the delivery of physical Company packages to the Company’s distributors or end-user customers.

Development Support –such specific consulting projects and research projects for the Company business development, from time to time, as requested by the Company and upon such terms as may be agreed upon between the Company and Verdes.

Other Services Provided –such other services, as shall be requested by the Company and agreed upon between the Company and Verdes, from time to time, at such price and upon such terms as agreed.

The company agreed to pay Verdes $25,000 per month pursuant to the agreement. The agreement terminates on January 1, 2022, unless extended.

Other Acquisitions

During 2012, the company agreed to issue an aggregate of 25,300,000 shares of its common stock in connection with its acquisitions of Powermax Energy & Business Solution, Inc. (“Powermax Energy”), Powermax Green Technologies, LLC (“Powermax Green Technologies”), Green Environmental Management LLC (“GEM”); Swiss Green Solutions, Srl (“Swiss Green Solutions”) and International Supply & Support-African Sunlight-Solstrom (“African Sunlight”). The latter entities were inactive and except for “African Sunlight” were acquired from Mr. Hofmeier, our President, Chief Executive Officer, Chairman of the Board and a significant stockholder, and/or Ms. Velazquez, our Chief Operating Officer, Vice-Chairman and a significant stockholder. The equity interests issued were recorded at an amount equal to the carrying amount of the net assets related to the latter entities. We undertook these acquisitions to secure certain intellectual property rights, technologies and accreditations as further explained below.

During 2013, the company issued common stock pursuant to its 2012 acquisition of Swiss Green Solutions, a corporation originally organized in Switzerland (“Swiss Green”). The Company acquired 100% of Swiss Green all of which was held by our Ms. Velazquez, our Chief Operating Officer and Vice-Chairman, in exchange for 8,000,000 shares of the Company's common stock valued at par. The Company acquired Swiss Green to secure design patent No. 138,065 for the Solar Power Water Purification System and all related technical designs and materials. The duration of the foregoing patent is 20 years. The acquisition of the patent allows the Company to complete its suite of water equipment technologies using a Swiss water purification concept based on Swiss solar technology.

During 2013, the company issued common stock pursuant to its 2012 acquisition of African Sunlight, a corporation originally organized in Norway. In connection with this acquisition the company acquired all of the ownership interest all of which was held by a third party, in African Sunlight in exchange for 50,000 shares of the company's common stock valued at $1 per share. The company acquired African Sunlight seeking to secure a vendor accreditation that allows the company to supply water generation and purification, Energy generation as well as Waste to Energy Technological solutions to the United Nations members.

Powermax Energy was 100% owned by Mr. Hofmeier, the Company’s President, Chief Executive Officer, Chairman of the Board and a significant stockholder. By this acquisition we secured the licensee rights for the core technologies for water and energy products from the patent owners of the technologies, AQUA SOCIETY GmbH, Germany. With the license, EAWC has the right to sell, manufacture and develop the core technologies of water and energy equipment for ninety-nine years across the world. In certain countries and regions like Mexico, Latin America and the United Sates, EAWC was granted exclusive rights by Powermax Energy.

EAWC attained 100% ownership of Green Environmental Management (GEM) a Texas entity by purchasing the remaining 50% we did not own from Irma Velazquez, our COO for 9 million shares of our common stock. As a result, EAWC has acquired certain trade secrets with regard to process and commercialization methods and agreements for access to several Swiss and US Universities for environmental studies and support, which we believe can serve to enhance our know-how of green tech solutions.

The above described acquisitions gave EAWC the necessary tools to be a green tech company with an international outlook. As a result of these acquisitions EAWC has the ability to sell and distribute its technical and engineering services as well as our potential partners technologies around the world, resulting in potential projects in Mexico, which we have described above at “Current Projects.”

Our Vision

The mission of EAWC is to provide sustainable water production design and already commercialized systems as well as energy design and systems based on high efficiency and renewable sources, and also smart grid and storage solutions. Through a combination of the best design and configuration of AquaTech, EnergyTech and waste management assisted solutions and technologies, we believe that it is possible to create a completely self-sufficient energy generation and water production system, which can be used at the same time to meet the potable water requirements as well as the electrical energy needs of businesses, communities and entire States, like California in USA and or Cape Town in South Africa.

EAWC seeks to promote green technology solutions through based-commissioned distributers and agents worldwide. EAWC anticipates using Made in Germany Green Tech, Swiss and US technologies such as: atmosphere water generators (AWGs), CO2-free energy production (steam energy generators), plasma-assisted gasification and sterilizations systems, solar-powered water purification systems, as well as those in solar and wind energy solutions which we may, when our financial condition permits, further develop ourselves.

Today we believe we have potential technology partners, technology transfer agreements and technology representation agreements in place relating to aspects of renewable energy and water supply and we believe one of our key unique selling features and capabilities is this relationship. We believe that one of our key unique selling features and capabilities is the combination of the different disciplines of water, energy and waste management.

Revenue would be generated by the sales of Engineering and Technical Consultancy Services, sales of various identified technologies, royalties from the sales of energy and/or water in certain projects.

The departments of our company are to be broken down as follows:

The technological solutions offered by our company are the following:

Atmosphere Water Generators (AWGs) & Aqua Mission Systems

AWGs produce pure potable water from the air´s humidity. The system produces sufficient quantities of potable water even in very dry and hot climate conditions. AWG plants can be scaled to almost any size, community and/or population. Presently, Atmosphere Water Generators are largely used in Asia and African countries. The main producers for AWGs, which are based on dehumidifying, come from China. Almost every US based AWG brand is supplied by manufacturers in China. EAWC plans to use 80 year proven German technology for condensate water from the air based on A/C technology. We believe that this concept allows a higher performance and larger quantity of water because of the use of high amounts of air. Our previous affiliate, SWATE, developed particularly for the California market the OCTAGON AWG system. This system is based on the German patent for AWG Tech from AQUA SOCIETY GmbH, Germany. EAWC has the rights for ninety-nine years to use this German technology under patent number 2009/140944. The OCTAGON model line is different in size from the standard AM water generator line. The OCTAGON is energy self-sufficient and we believe can condense unlimited amounts of water out of the atmosphere. SWATE allowed EAWC the use of this development, which we believe can be used in many other countries around the world that deal with issues of water scarcity. EAWC plans to introduce the OCTAGON to the UN in the last fiscal quarter of 2018, with the hopes of supplying it to large refugee camps around the world in need of fresh water.

The AWGs work by first inhaling large volumes of air, then cooling the air down to the dew point, and finally collecting, filtering and mineralizing the resulting condensed water. Through this process, pure drinking water is created that meets the quality standards of the World Health Organization (WHO). In regions with high temperatures and high humidity levels, a single machine can generate up to 50,000 liters or 15,000 gallons of water per day. The OCTAGON line starts at 150,000 gallons and can expand the water supply to ONE acre-feet/day, which we believe, in effect, is essentially the ability to produce an unlimited supply of water.

Solar Power Water Purification Systems

EAWC Technologies seeks to respond to the growing need of drinking water and proposes a water purification solution utilizing solar, photovoltaic energy and, when applicable, a mini- windmill or an alternate source of renewable energy. We believe that the design of the system is ready to be built and delivered on demand.

Seawater, lake water, river water or stagnant water is passed through several stages of purification and treatment until it is rendered drinkable as per World Health Organization standards. In the case of sea or stagnant water, we recommend a treatment via reverse osmosis membranes, which permits the retention of dissolved solids and results in obtaining water of drinking quality. If the water being treated emanates from lakes or rivers, we recommend treatment via an ultrafiltration membrane which functions by retaining suspended materials such as colloids, viruses and bacteria. The systems proposed by EAWC Technologies are containerized and we believe contain all equipment necessary to function in a perfectly autonomous fashion, notably due to a system of automatic cleansing, which can be accessed from a distance via satellite or Internet. Moreover, the machines also use available, renewable energy sources such as solar or wind. The system has been tested in the field by SWATE and certified, by SWATE as ready to be deployed on demand.

Steam Energy Generators

In a world where the goal of zero carbon factories, cities and economies is a priority for individuals, corporations and governments, we believe that the Energy Module offers zero carbon power generation in a simple, economical and reliable system.

The waste heat given off in industrial processes in the low-temperature range (up to 100°C) constitutes an energy potential in all industrialized countries that is substantially untapped. EAWC offers what we believe to be a novel process for generating electric current from low-temperature heat, thereby capturing the potential from this lost heat, which is produced in many industrial processes, to be used to produce electricity. In addition to its potential using wasted heat, the process can also utilize heat from other sources for the generation of electricity, including solar energy, geothermal heat, or technically conditioned waste heat flows from power stations and combined heat and power plants. Through the specific utilization of low-temperature heat for the generation of electricity, we believe that a major worldwide contribution can be made in reducing the consumption of fossil energy resources and cutting CO2 emissions. The system is patented and owned by Aqua Society GmbH, Germany. EAWC has the rights, worldwide, to sell this technology which has been utilized in installations in Austria, Switzerland.

Plasma Converter System (PCS)

We believe that one of the primary strengths and capabilities of the company is the synergistic combination of the complementary disciplines of water, energy and waste management. EAWC seeks to offer a closed-loop elemental recycling system that we believe safely destroys waste and produces commodity products, including water, energy, syngas, fertilizers, CO2 certificates (CO2 certificates represent the amount of emissions that are compensated for), and the real and closed cycle of waste management. We believe that the EAWC waste to energy system can achieve this without producing harmful, noxious or dangerous by-products, effluents or emissions. The materials fed into the process are actual feed stocks, such as household waste and solid sewage waste.

The PCS is a gas converter that ionizes gas, which becomes an effective electrical conductor and produces a lightning-like arc of electricity that is the source of intense energy transferred to the waste material as radiant energy. The arc in the plasma plume within the vessel can be as high as 30,000°F or 16,650°C.

The PCS is an electrochemical system powered by electricity that causes the dissociation (breaking apart) of the molecular bonds of solid, liquid and gaseous compounds or materials of both hazardous and nonhazardous wastes (feedstock) both organic and inorganic. Within the PCS, the molecules of the waste material are separated into their elemental components (atoms), and then reformed into recoverable nonhazardous commodity products—water, electricity, syngas, fertilizers, CO2 certificates, and closed cycle of waste management—ready for commercial use.

The PCS does not involve a burning operation within an incinerator. The PCS ignites ionized gas from electric spark like in a neon light bulb. Patented for the first time in 1804 in Germany, the gasification system was widely used in Europe until the mid-1940s. The Syngas produced out of the organic/carbon base material can be used to power an internal combustion engine or a turbine to run an electrical generator. Today, over 400 gasification plants to process wastes are in use, mostly in Europe. The gas is used to produce electricity or clean fuel.

The PCS is computer controlled and easy to use. We believe that it operates safely and at normal atmospheric pressure by quietly generating sustainable power. We believe that significant valuable resources can be created from the use of the PCS. For example, 1,000 tons-per-day of urban and industrial waste of all kinds that is processed by a typical large municipality can be converted safely and emission-free into syngas. The operation’s daily output of syngas can be used to produce millions of cubic feet of valuable hydrogen gas. In a typical 1,000 tons-per-day operation, we believe that the PCS, with a 7.8-ton capacity, could theoretically pay for itself in well under two years. Landfill usage “tipping fees” run from an average $35 to over $100 per ton in high population areas. Tipping fees are charges levied upon a given quantity of waste received at a waste processing facility. In the case of a landfill it is generally levied to offset the cost of opening, maintaining and eventually closing the site. It may also include any landfill tax which is applicable in the region. These costs, along with hauling fees, could be reduced by up to $75 per-ton/per-day by plasma-converting the waste and selling the electric, water, gas, and solid by-products, identified above instead of paying the applicable tipping fees.

Plasma Assisted Sterilization Process

The Plasma Arc Flow™ is a patented technology that converts most liquid waste into a clean fuel called syngas. It works by moving the target liquid waste through a submerged electric arc between two electrodes. The arc decomposes the liquid molecules into atoms and forms a plasma around the tips of the electrodes. At about 10,000°F / 5,500°C the plasma arc flow moves the plasma away from the electrodes and controls the formation of syngas that rises to the surface for collection. This technology is intended solely to sterilize target liquid wastes such as sewage, agricultural wastes or any effluent where eliminating bacteriological activity is beneficial to convert the waste liquid into a fertilizer and/or irrigation water. These outputs from processing toxic liquid are completely sterilized. EAWC has the sole rights granted to sell the technology in Mexico. The process results in production of syngas which can be used to produce electricity either through direct combustion of the syngas or through use of the syngas as a fuel for steam generation technology; the residue in either case is a fertilizer.

Worldwide Business Relationships

EAWC has commission-based agents and distributors strategically placed around the world. The company has sales agents in Germany, Mexico and Miami. The company also has dealers located in Las Vegas, Nevada, India, Pakistan, Canada, Australia, Colombia, Nepal and Kenya. In total, we work with 34 commission-based agents and distributors to promote and sell EAWC’s technology solutions. Their compensation is commission-based.

We believe that this worldwide presence through our agents and distributors will provide us access the most important markets in need of energy, fresh water and waste to energy solutions.

Competition

The atmospheric water generator and water purification and bottled water industries are highly competitive. Competition is intense and is expected to increase. This market is characterized by technological innovation and change. We plan to compete by providing products and services that are valued by our customers such as sales relationships, product innovations, and responses to changing market/business needs.  See “Risk Factors.”

Our main competitors at this time are Ambient Water Corp., Quest Water Global, Inc. and Westinghouse Plasma Corporation. This market segment includes numerous manufacturers, distributors, marketers, and retailers that actively compete for the business of consumers both in the United States and abroad. In addition, the market is highly sensitive to the introduction of new products and technologies that may rapidly capture a significant share of the market. As a result, our ability to remain competitive depends in part upon successful introduction and consumer acceptance of new products. We expect that the competition will intensify in the future, since our competitors can and may duplicate similar products or services to those offered by us.

Government Regulation

The manufacturing, processing, testing, packaging, labeling and advertising of the technologies that we sell may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Community Supported Agriculture in North America, the U.S. Department of Agriculture, the Environmental Protection Agency, and by the standards provided by the U.S. Department of Health and Human Services and the World Health Organization for drinking water. Our operations may also be regulated by various agencies of the states, localities and foreign countries in which consumers reside. Currently, the technologies we intend to use in our solutions and our services are not subject to any governmental regulation although it is possible that the FDA may choose to regulate the quality of water produced from atmospheric water generating machines.

Since the company may be subject to a wide range of regulation covering every aspect of our business as mentioned above, we cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on the business in the future. Although the regulation of water is less restrictive than that of drugs and food additives, we cannot offer assurance that the current statutory scheme and regulations applicable to water will remain less restrictive. Further, we cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated, or enforcement policies are adopted, we are or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting our business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to our business could require the reformulation of products, all of which are supplied by third parties, to meet new standards or the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Employees

As of December 14, 2018, we currently have two full-time employees. Over time, we will be required to hire employees or continue to engage independent contractors in order to execute the projects necessary to grow and develop the business. These decisions will be made by our officers and directors, if and when appropriate. We work with approximately 34 based-commissioned agents and brokers around the world to promote the company and sell our technological solutions and services. These agents and brokers are independent contractors with whom we have contractual relationships; they are compensated solely based on commission.

Judgments Against the Company

If, in the future, the Company is able to raise the necessary funds to execute its business plan or if the Company earns any revenues from its business operations, some of the funds raised or earned will be used to pay off the outstanding judgments against the Company which are discussed under the heading “Legal Proceedings” herein, and which total $192,265.

As of July 7, 2010, a judgment was entered against the Company from Case No. 09-81555 CA 21 in Miami-Dade County, Florida in the amount of $84,393 in favor of Coco Grove, LLC.

In addition, the Circuit Court in Miami-Dade County, Florida entered a Stipulation for Final Judgment that requires the Company and Ralph Hofmeier, the Company’s President, Chief Executive Officer, Chairman of the Board and a significant stockholder, to pay to Nick Norwood a total amount (as of that date) of $107,872.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 3250 Mary St., #303, Miami, Florida 33133. Our telephone number is (305) 517-7330. The rental fee for such property is $300 per month and the space is 1,000 square meters. The lease agreement for this is month to month and is still ongoing. The rental fee was waived through July 31, 2017.

LEGAL PROCEEDINGS

Aquasphere Greentech Solutions Pvt., Ltd filed a complaint against Powermax Green Technologies, LLC and the Company in the Circuit Court of the 11th Judicial Circuit for Miami-Dade County, Florida (case number 2014 8179-CA). The plaintiff alleged a breach of a contract for the purchase of a AM65 water generator with a purchase price of $70,000, for which the plaintiff made a deposit totaling $42,000. The plaintiff was seeking a refund of its deposit. The Company argued that the contract at issue required payment in full prior to the release of shipment for the generator. On February 28, 2018, the case was dismissed without prejudice.

As of July 7, 2010, a judgment was entered against the Company from Case No. 09-81555 CA 21 in Miami-Dade County, Florida in the amount of $84,393 in favor of Coco Grove, LLC. The amount bears interest at a rate of 6%. The plaintiff filed suit for a breach of a lease agreement. The Company paid $5,000 toward the judgment in 2013, and there have been no efforts to seek collection of the judgment since such time. The Company intends to resolve this matter when it is in a financial position to make payment on a reduced amount of the judgment.

Nick Norwood filed suit against the Company and Ralph Hofmeier, the Company’s President, Chief Executive Officer, Chairman of the Board and a significant stockholder in Miami-Dade County, FL Circuit Court (Case Number 10-58982 CA 09). In 2013, the parties entered into a Stipulation for Final Judgement pursuant to which the Company and Mr. Hofmeier agreed to pay a total amount (as of that date) of $107,872. The Company intends to resolve this matter when it is in a financial position to make payment on a reduced amount of the judgment. However, Company filed suit against Nick Norwood and David Packard, Circuit Court (Case 2018-031011-CA-01 (34). The company is suing in the counts of Civil Theft, Conversion, Conspiracy and Injunctive Relief.

Except as set forth above, we are not currently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us that may materially affect us.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is currently listed on the OTC Bulletin Board and is quoted on the OTC Pink Market maintained by OTC Markets Group, Inc. under the symbol “EAWD”; however, because we do not currently file reports with the SEC or otherwise provide financial disclosures to the public, our quotation on OTC Markets contains “Pink No Information” and “Dark or Defunct” labels. Upon effectiveness of the registration statement of which this Prospectus forms a part, we expect that the “Pink No Information” and “Dark or Defunct” labels will be automatically removed. Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell the securities of our company.

On December 14, 2018, the closing price of our common stock was $0.35 per share as reported on the OTC Pink Marketplace.

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the OTC Markets. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

	HIGH	LOW
Fiscal Year 2018:
First Quarter	$0.165	$0.08
Second Quarter	$0.206	$0.1
Third Quarter	$3.00	$0.10

Fiscal Year 2017:
First Quarter	$0.4	$0.1414
Second Quarter	$0.29	$0.2347
Third Quarter	$0.29	$0.15
Fourth Quarter	$0.23	$0.08

Fiscal Year 2016:
First Quarter	$1.38	$1.35
Second Quarter	$1.38	$1.38
Third Quarter	$1.9	$0.6654
Fourth Quarter	$1.25	$0.4

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, shareholders may have difficulty selling our securities.

Holders

As of December 14, 2018, we had 610 record holders of our common stock, holding 87,913,933 shares of common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of bank, brokers and other nominees.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Securities authorized for issuance under equity compensation plans

On January 2, 2012, the company’s Board of Directors approved the creation of the 2012 Non-Qualified Stock Option Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of incentive stock options to designated employees, certain key advisors and non-employees’ members of the Board of Directors with the opportunity to receive grant awards to acquire, in the aggregate, up to 5,000,000 shares of the Corporation’s common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2017 and 2016 should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this Prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Forward-Looking Statements.”

Overview

We are an engineering services company formed as an outsourcing green tech platform, seeking to exploit renewable technologies. The Business plan of EAWC is based on seeking to commercialize its technical and engineering services to design and built sustainable solutions to generate and purify water and sustainable energy systems based on high efficiency and renewable sources as well as smart grid and storage solutions. Using the technology products and services licensed or purchased from other technological sources, we believe we will be able to deliver and install a product set that suits the green technology water and/or energy needs of our customers. Our clients may be businesses seeking to upgrade their business processes or governmental entities seeking to apply green technology solutions for the water and energy they supply their constituencies.

We continue to be a development stage company. Our company presently outsources most of the services for the engineering and technical services as well as for the promotion, selling and distribution of the identified technological solutions.

The Company is currently a party to the following contracts:

On March 15, 2015, we entered into a commercial agreement with EAWC Tecnologias Verdes SA de CV (“Verdes”), our exclusive representative of the region of Mexico and Latin America, to design and build the country’s first waste-to-energy plant in the state of Chiapas. The plant is desired to be designed to process waste material in order to produce an estimated 95 million cubic meters of synthetic gas, which could then be used to power an internal combustion turbine used to power generator for electricity. Verdes is a Mexican private company, 5% of which is owned by Mr. Hofmeier, our President, Chief Executive Officer, Chairman of the Board and a significant stockholder. Mr. Hofmeier does not hold any management or other personnel positions with Verdes.

For this Project, the company plans to supply the equipment acquired from its potential partners such as Siemens and Bosh.

Under this agreement it is planned that the company will receive a total revenue of 5 million USD on the supply of equipment and a royalty of 6.5% on the sale of electricity generated by the project. However, there can be no assurance that the foregoing can occur as planned.

Financing for this project is coordinated by Verdes with its private investors. Presently the legal permits and licenses required for the construction of the plant are in process, as is the design of the waste to energy plant in coordination with the technology suppliers. EAWC submitted the proposed design indicating the configuration of required equipment and its potential performance. Verdes submitted this proposal to its investors for approval. As result of the investors review, on March 15, 2017, at the request of Verdes’ private investors, a revised agreement was entered into to expand the plans to design and build another four waste to energy power plants in the state of Chiapas (1), State of Mexico (1), State of Quintana Roo (2) and State of Hidalgo (1). Each plant is expected to deliver 50 - 125 Mw/hour, with all five scheduled to be completed and in operation if possible, no later than 2020, however it is foreseen that this time frame would be extend as required, once establishment of the financing is complete to formalize all required contracts to begging the construction. The projects are expected to be financed through a combination of private partnerships, public and private banking and the placement of bonds secured by energy contracts.

Presently all the necessary formalities mutually agreed including signing of all the Agreements between the EAWC and the Project Owners, are taking place in accordance with the ‘Contract’. The frame work for the feasibility studies for the two plants in Quintana Roo are in process in coordination with EAWC and Verdes as well as with various technology suppliers.

Under this agreement the company will receive revenue on the supply of equipment for each project and will receive a royalty as well on the sale of Gas and electricity generated by the projects.

On November 2, 2017, we were granted a contract Award Confirmation for the supply of Air Liquefying Machines to be supplied to Arriyadh Development Authority (ADA) of Saudi Arabia. The proforma invoice attached to the contract award is for 100 Units (AWGs) in exchange for a payment of $10,640,000, expected to be delivered within 12 calendar months. If the contract is not fulfilled within 12 months from execution, it shall terminate by its terms. To date, there have been no deliveries or payments made under the foregoing, because ADA has requested to make an amendment of the contract based on the expected design and performance of the AWGs. The parties are continuing to negotiate an amendment to the contract.

EAWC plans to outsource the services from a German research and development institute for the development of this project.

On March 23, 2017, we entered into a representation letter agreement with HIS WILL Innovations, LTD a South Africa based company, which agreed to promote our technological solutions and technical services in South Africa. Currently, HIS WILL Innovations, LTD is in advanced negotiations for the development of a Waste to Energy plant, and if successful, we believe it can provide us with contracts for the supply of the technologies as well as engineering procurement (EPC) services. A first unit is planned to be placed in South Africa as part of a pilot program, along with the AWG model lines, OCTAGON & AM by June 2019.

12 Month Growth Strategy and Milestones

We expect the conclusion of the contracts mentioned above as we continue working in our strategic and carefully designed business plan to develop and expand a customer base providing innovative green technology solutions customized designed and implemented for our clients. We believe that will develop a solid platform upon which our operations will continue to grow and deliver long-term success.

The following milestones are based on the contractual agreements the company has received and on the company's business development strategy, which will require capital to execute and there can be no assurance that the company will be able to obtain such capital, until the monies for those agreements are received, but we hope that becoming a fully reporting company with the SEC could help us to raising the required capital for further continuity and development.  However, there can be no assurance that the foregoing can occur.

For the next 0-3 Months we believe that we need:

-$500,000 in order to operate which we plan to obtain through our operations a and or equity/debt offering

-We also plan to establish a bigger office in Miami in such time frame

-Supplemental technical and administrative resources and personnel

-Travel to ongoing projects (Mexico, USA and South Africa).

For the next 4-6 Months we believe that we need:

-$400,000

-Provided by operations and/or equity/debt offering.

-Defining technical and engineering requirements to enhance technical services.

-Continue marketing to those sectors and industries to which EAWC anticipates providing its technologies and technical services.

-Web site development and promotional events.

-Travel to relevant industry association events and trade shows.

For the next 7-12 Months we believe that we need:

-$2,500,000

-Provided by operations and/or equity/debt offering.

-Pay off the outstanding judgments against the company which are discussed under the heading “Legal Proceedings” herein, and which total $192,265.29.

-Discussions with interested companies (green tech development institutions, companies and manufacturers) to begin establishing joint research and development projects.

-Acquisition of new equipment to increase the company's core capabilities and to enable it to provide its clients with value added technical contracts.

-New clients will be brought in along with a growing staff to accommodate the growing demand accordingly.

Research and development institutions will then be approached for larger possible joint ventures which will develop an additional revenue stream.

We expect to incur the above costs in the next 12 months in connection with our ongoing business operations. We expect to generate revenue from the sales by our distributors as identified below. We also will most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(a)(2) of the Securities Act. However, there can be no assurance that we’ll be able to generate any revenues or raise any funds as needed.

Revenue Generation:

●

An Independent Contractor Agreement with EAWC Tecnologias Verdes SA de CV, for a waste to energy plant to be delivered in Chiapas, Mexico which has been signed. We believe the project could generate revenue of up to US$4,800,000 as a commission for this project from the supplier of Engineering and tech services as well as technology supply. Financing for this project is been coordinated by Tecnologias Verdes and its private investors.

●

As result of the investors review, of the proposed design for the Chiapas Project; on March 15, 2017, at the request of Verdes’ private investors, a revised agreement was entered into to expand the plans to design and build another four waste to energy power plants in the state of State of Mexico (1), State of Quintana Roo (2) and State of Hidalgo (1). Each plant is expected to deliver 50 - 125 Mw/hour. These four proposals for a waste to energy plants has been undertaken by EAWC Tecnologias Verdes SA de CV. Under this agreement it is planned that the company will receive a revenue on the sale of equipment for each project for about $3,300,000 to $4,900,000 and will receive as well as royalties on the sale of Gas and electricity generated by the project in Chiapas. The financing of the projects is been coordinated by a joint venture between private partners public and private banking and the placement of bonds secured by energy contracts. Financing for this project is been coordinated by Tecnologias Verdes and its private investors.

On November 2, 2017, we were granted a contract Award Confirmation for the supply of Air Liquefying Machines to be supplied to Arriyadh Development Authority (ADA) of Saudi Arabia. The Proforma invoice attached to the contract award is for 100 Units (AWGs) in exchange for a payment of $10,640,000.00, expected to be delivered within 12 Calendar Months. If the contract is not fulfilled within 12 months from execution, it shall terminate by its terms. To date, there have been no deliveries or payments made under the foregoing due to a Client request to make an amendment of the contract based on the expected design and performance of the AWGs, the amendment is on ongoing process.

EAWC would outsource the services from a German Research & Development Institutes for the development of this project.

●	Other proposals that we have submitted are the subject of current negotiations of the “Scope of Work” of the Engineering Procurement Contract.

Critical Accounting Policies and Estimates

Our financial statements included elsewhere in this Prospectus are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. We base our estimates on historical experience, as appropriate, and on various other assumptions that we believe to be reasonable under the circumstances. Changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates and assumptions on an ongoing basis. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected. We believe that the following critical accounting policies involve a greater degree of judgment and complexity than our other accounting policies. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to financial statements include estimates relating to the determination of impairment of assets, the useful life of property and equipment, the determination of the fair value of stock-based payments, and the recoverability of deferred income tax assets.

Income Taxes

We record our provision for income taxes in our statements of operations by estimating our taxes in each of the jurisdictions in which we operate. We estimate our actual current tax exposure together with assessing temporary differences arising from differing treatment of items recognized for financial reporting versus tax return purposes. These differences result in deferred tax assets, which are included in our balance sheets. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in our statements of operations become deductible expenses under applicable income tax laws, or loss or credit carry forwards are utilized. Valuation allowances are recorded when necessary to reduce deferred tax assets to the amount expected to be realized.

Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We make these estimates and judgments about our future taxable income that are based on assumptions that are consistent with our future plans. As of December 31, 2017, we had recorded a full valuation allowance on our U.S. net deferred tax assets because we expect that it is more likely than not that our deferred tax assets will not be realized in the foreseeable future. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted.

Stock-Based Payments

The company applies the fair value method of ASC 718, “Share Based Payment” in accounting for its stock-based compensation. This standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The company values stock-based compensation at the market price for the company’s common stock and other pertinent factors at the grant date.

The company accounts for transactions in which services are received in exchange for stock based on the fair value of such services received from non-employees, in accordance with ASC 505-50, “Equity Based Payments to Non-employees.”

The company measures the fair value of the equity instruments issued based on the market price of the company’s stock at the time services or goods are provided.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the company’s future financial statements. The following are a summary of recent accounting developments.

In February 2015, the FASB issued ASU 2015-02, “Consolidation (Topic 810) Amendments to the Consolidation Analysis (“ASU 2015-02”)”, which provides guidance on evaluating whether a reporting entity should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities. Further, the amendments eliminate the presumption that a general partner should consolidate a limited partnership, as well as affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. ASU 2015-02 is effective for interim and annual reporting periods beginning after December 15, 2016, with early adoption permitted. A reporting entity may apply the amendments using a modified retrospective approach or a full retrospective application. Adopting ASU 2015-02 has had no effect on its condensed unaudited interim financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (“ASU 2014-09”)”. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: identify the contract(s) with a customer; identify the performance obligations in the contract; determine the transaction price; allocate the transaction price to the performance obligations in the contract; and recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 supersedes the revenue-recognition requirements in ASC Topic 605, “Revenue Recognition”, and most industry-specific guidance throughout the industry topics of the accounting standards codification. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted. Companies may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. The company is currently evaluating the approach for implementation and the potential impact of adopting this guidance on its consolidated financial statements. Adopting this guidance has had no effect on its condensed unaudited interim financial statements.

There were various other accounting standards and interpretations issued, none of which are expected to have a material impact on the company’s financial position, operations or cash flows.

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

Comparison of the fiscal years ended December 31, 2017 and December 31, 2016

Revenue

For the fiscal years 2017 and 2016, we generated no revenue.

General and Administrative Expense

General and administrative expense decreased $81,643 or 9.2% to $807,497 for the year ended December 31, 2017 from $889,140 for the year ended December 31, 2016. The following discussion provides further explanation of the change in each item.

There were $134,057 in combined decreases resulting from the following items:

●	$116,000 for management fees to affiliates as a result of a change in service suppliers;

●	$14,500 for research and development as a result of focusing resources on financing and offering activities; and

●	$3,557 for other general and administrative expenses as a result of decreased bank fees due to outsourced disbursement services and decreased transfer agent fees.

Which were partially offset by a $52,414 in combined increases resulting from the following items:

●	$48,912 for professional fees due to financial audits in preparation of the offering; and

●	$3,502 for advertising and other selling and marketing expense due to increased communication to shareholders.

Other Income (Expense)

Other Income (Expense) increased $37,918 to $29,584 income for the year ended December 31, 2017 from $(8,334) expense for the year ended December 31, 2016 primarily due to a one-time gain resulting from the cancellation of a distribution agreement.

Net Loss

Net Loss decreased $119,561 to $777,913 for the year ended December 31, 2017 from $897,474 for the year ended December 31, 2016. This decrease was attributable to the decrease in general and administrative expenses, as discussed above.

Liquidity and Capital Resources

We had cash and cash equivalents of $0 and a working capital deficit of $3,651,153 at December 31, 2017. Our operating and capital requirements in connection with supporting our operations will continue to be significant. Since inception, our losses from operations and working capital requirements have been satisfied through the deferral of payment for services performed by our founders and related parties discussed more fully below.

We have sustained operating losses since our inception. At December 31, 2017, we had an accumulated deficit of $10,214,859. The company cannot predict how long it will continue to incur further losses or whether it will ever become profitable as this is dependent upon the reduction of certain expenses and success in obtaining project contracts, among other things. These conditions raise substantial doubt about the entity’s ability to continue as a going concern.

We also satisfied our cash and working capital requirements in 2017 and 2016, primarily through issuance of convertible debentures. During the years ended December 2017 and 2016, the Company issued $478,325 and $81,000 respectively, in convertible debentures. The holders of the instrument have the option to convert these convertible debentures into common stocks at conversion prices ranging from $1.00 to $0.10 price upon Securities Exchange Commission's (SEC) registration of the Corporation’s Form S-1. The Form S-1 was originally filed with SEC on October 7, 2015 which has been withdrawn and is now filling a new Form S-1 with Securities Exchange Commission.

The above debentures were determined to be solely debt without equity portion as the Company has determined that these conversion options are not beneficial. As such, these convertible debentures have no equity portion and are presented as loans payable in the financial statements. The transaction price for these loans payable reflects the fair value of the instruments issued.

The estimated cash requirements for the next 12 months are as follows:

$1,500,000	– Officers’ salaries (includes partial payment of prior accrued balance)
$600,000	– Staff salaries (new staff)
$500,000	– For license and management fees (includes partial payment of prior accrued balance)
$700,000	– For general and administrative expenses
$500,000	– For prior balances owed
$700,000	– Increased working capital

Cash Flows for the Year Ended December 31, 2017

Cash Flows from Operating Activities

Operating activities used net cash for the year ended December 31, 2017 of $ 558,396 Our net loss, when adjusted by various items which impact net loss but do not impact cash during the period, [such as issuance of warrants or stock for services and for depreciation and amortization,] resulted in a net loss adjusted by noncash items of $ 813,813 which was partially offset by changes in operating assets and liabilities which provided cash of $ 255,417.

Cash Flows used in Investing Activities

Our investing activities provided $80,022 in net cash during the year ended December 31, 2017 as a result of advances related to its affiliates.

Cash Flows from Financing Activities

Our financing activities in the year ended December 31, 2017 provided $478,325 in net cash as proceeds from the issuance of convertible debt

Financial Position

Total Assets – The Company did not have significant total assets in both fiscal years end December 31, 2017 and 2016.

Current Assets – The Company did not have significant total assets in both fiscal years end December 31, 2017 and 2016.

Material Commitments

Technology Transfer and License Agreement with SWATE

Effective February 1, 2013, the company entered into a ten-year Technology Transfer and License Agreement with SWATE. In accordance with the Technology Transfer and License Agreement, if the company generates revenue as a result of the products and licenses related to the agreement, the company is to pay SWATE an annual fee stipulated in the agreement plus 5% of revenue generated. If revenue is not generated, future minimum royalty fees are as follows: during the first year: $542,000; during the second year: $1,000,000; and during the third and succeeding years: $2,000,000. On April 15, 2015, SWATE agreed to waive licenses fees for 2014 and 2015, and on January 29, 2016 SWATE agreed to waive license fees for 2016 and 2017.

On January 5, 2018, SWATE and the company executed a Termination of the exclusive Technology Transfer and License Agreement effective from January 6, 2018. The termination cited default of some obligations acquired such as the absence of the company’s generation of revenue as a result of the Agreement, the potential manufacturing and change on the constitution and ownership of SWATE which could affect significantly the expected results of the agreement. SWATE confirmed that no open balance exists at this time, confirming the waiving of due royalties for the Years 2016 and 2017. SWATE confirms that the company shall be entitled to manufacture the designed products only and exclusively for the concept of Waste to Energy on the configured standards, without having to pay any further royalties until February 1st, 2023. Nevertheless, it shall refrain from revealing any document or information of intellectual property provided by SWATE (the Licensor) that is less than 10 years old.

Employment Agreements

The company entered into employment agreements with Mr. Hofmeier, its President, Chief Executive Officer and Chairman of the Board, and Ms. Velazquez, its Chief Operating Officer and Vice-Chairman (together, the “Employment Agreements”), effective January 1, 2012. Under the Employment Agreements, the company agreed to pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the company’s Board of Directors. Each Employment Agreement has an initial term of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.

Related Party Transactions

Due to officers

Amounts due to officers as of December 31, 2017 and 2016 are:

	2017	2016
Ralph Hofmeier:
Unsecured advances due to officer	$17,678	$17,678
Accrued salaries	875,000	725,000
Total due to Ralph Hofmeier	892,678	742,678
Irma Velazquez:
Unsecured advances due to officer	38,490	38,573
Accrued salaries	763,000	725,000
Total due to Irma Velazquez	801,490	763,573
	$1,694,168	$1,506,251

Unsecured advances due to officers represent unreimbursed company expenses paid by the officers on behalf of the company. These net advances are non-interest bearing and are due on demand.

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Hofmeier, the company’s President, Chief Executive Officer and Chairman of the Board, and Ms. Velazquez, the Company’s Chief Operating Officer and Vice-Chairman. Each of Mr. Hofmeier and Ms. Velazquez is also a significant stockholder.

Due to affiliate

Due to affiliate is comprised of the following as of December 31, 2017 and 2016:

	2017	2016
Swiss Water Tech Research and Development, S.A.:(SWATE)
Royalty fees under Technology Transfer and License Agreement	$—	$—
International Service Contract fees (1)	712,070	712,070
	$712,070	$712,070

———————

(1)

We have described above at “Our Business” our relationships with SWATE, which were terminated by agreement on December 31st, 2016. Other than issuance of 712,070 shares of common stock no other amounts are owing to SWATE.

Due from affiliate

During 2017 and 2016, the company advanced funds of $461,925 and $63,120 respectively, to its then affiliate, EAWC Tecnologias Verdes SA de CV. These amounts were being offset by the technical services provided by Tecnologias Verdes since January 1, 2017 at the rate of $25,000 per month for administration services and for EAWC Tecnologias Verdes SA de CV to remit funds to other suppliers for services rendered to EAWC on EAWC’s behalf. On April 25, 2018, EAWC-TV presented their monthly invoice for administrative services of $25,000 which was offset/paid on April 25, 2018 which exceeded the amount owed by EAWC-TV to EAWC at the time. Therefore, at that moment EAWC-TV no longer owed any funds to EAWC and since such time, EAWC owes money to EAWC-TV.

Going Concern Qualification

We have incurred significant losses and cash used in operations, and such losses and use of cash are expected to continue. Our Independent Registered Public Accounting Firm has included a "Going Concern Qualification" in their report for the fiscal years ended December 31, 2016 and 2017 In addition, we have negative working capital. The foregoing raises substantial doubt about our ability to continue as a going concern. Management's plans include seeking additional capital or debt financing. There is no guarantee that additional capital or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to us. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Comparison of the Nine Months Ended September 30, 2018 and 2017

Revenue

For the nine months ended September 30, 2018 and 2017, we generated no revenue, as the company was primarily engaged in marketing and sales efforts during this period. In addition, we were completing the registration and testing of our combination of technologies and arranging customer-financing packages to facilitate the commercialization of our products.

General and Administrative Expense

General and administrative expense increased $32,606 or 5.1% to $672,388 for the nine months ended September 30, 2018 from $639,782 for the nine months ended September 30, 2017. The following discussion provides further explanation of the change in each item impacting the increase.

There were $ 71,939 in combined increases resulting from the following items:

●	$60,221 or a 47.7% increase in professional fees over the prior period related to costs of preparing for the offering; and

●	$11,718 or a 252.5% increase for other general and administrative expenses.

These increases were partially offset by $39,333 in combined decreases from the following items:

●	$28,000 or a 11.1% decrease in management fees to affiliate as a result of switching service suppliers;

●	$8,260 or an 81.1% decrease in travel and entertainment expenses as a result of decreased travel events pending the completion of the offering efforts; and

●	$3,073 or an 88.4% decrease for advertising and other selling and marketing expenses.

Other Income (Expense)

Other income (expense) increased $85,186 income to $90,937 income for the nine months ended September 30, 2018 from $5,751 income for the nine months ended September 30, 2017.

Net Loss

Net Loss decreased $52,580 to $581,451 for the nine months ended September 30, 2018 from $634,031 for the nine months ended September 30, 2017. This decrease is considered nominal overall.

Liquidity and Capital Resources

We had current assets of $0 and working capital deficit of $3,520,534 at September 30, 2018. Our operating and capital requirements in connection with supporting our operations will continue to be significant to us. Since inception, our losses from operations and working capital requirements have been satisfied through the deferral of payment for services performed by our founders and related parties discussed more fully below.

We have sustained operational losses since our inception. At September 30, 2018, we had an accumulated deficit of $10,796,310. The company cannot predict how long it will continue to incur further losses or whether it will ever become profitable as this is dependent upon the reduction of certain expenses, success in execution and reception of payment of the obtained contract and obtaining more project contracts among other things. These conditions raise substantial doubt about our ability to continue as a going concern.

Historically, we have satisfied our cash and working capital requirements in 2018 and 2017, primarily through proceeds from borrowings.

Cash Flows for the Nine Months Ended September 30, 2018

Operating activities used net cash for the nine months ended September 30, 2018 of $380,793. Our net loss, when adjusted by various items which impact net loss but do not impact cash during the period, such as issuance of warrants or stock for services and for depreciation and amortization, resulted in a net loss adjusted by noncash items of $620,070 which was partially offset by changes in operating assets and liabilities which provided cash of $239,277 as follows:

●	$13,644 resulting from increase in accounts payable and accrued expenses, and

●	$225,633 resulting from increase in amounts due to officers.

Cash Flows used in Investing Activities

Our investing activities provided $157,103 in net cash during the nine months ended September 30, 2018 as a result of repayments of funds loaned to its affiliates.

Cash Flows from Financing Activities

Our financing activities provided $223,690 during the nine months ended September 30, 2018 as a result of advances received from its affiliate after the affiliates obligation to the Company has been repaid.

Financial Position

Total Assets – The Company did not have significant total assets in the nine months ended September 30, 2018 and 2017.

Current Assets – The Company did not have significant current assets in the nine months ended September 30, 2018 and 2017.

Long Term Assets – The Company did not have significant long-term assets in the nine months ended September 30, 2018 and 2017.

Related Party Transactions

Due to officers

Amounts due to officers as of September 30, 2018 and December 31, 2017 are comprised of the following:

	September 30, 2018	December 31, 2017
Ralph Hofmeier:
Unsecured advances due to officer	$17,678	$17,678
Accrued salaries	987,500	875,000
Total due to Ralph Hofmeier	1,005,178	892,678
Irma Velazquez:
Unsecured advances due to officer	39,123	38,490
Accrued salaries	875,500	763,000
Total due to Irma Velazquez	914,623	801,490
	$1,919,801	$1,694,168

Unsecured advances due to officers represent unreimbursed company expenses paid by the officers on behalf of the company. These advances are non-interest bearing and are due on demand.

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Hofmeier, the company’s President, Chief Executive Officer and Chairman of the Board, and Ms. Velazquez, the Company’s Chief Operating Officer and Vice-Chairman.

Due to affiliate

Due to affiliate is comprised of the following as of September 30, 2018 and December 31, 2017:

	2018	2017
Swiss Water Tech Research and Development, S.A. (SWATE)
Royalty fees under Technology Transfer and License Agreement	$—	$—
International Service Contract fees[1]	—	712,070
	$—	$712,070

———————

1	Paid by issuance of 712,000 shares of the Company’s common stock.

Due from/to affiliate

During the nine months ended September 30, 2018, the company was repaid $377,793 by its affiliate, EAWC Tecnologias Verdes SA de CV (“EAWC-TV”). $225,000 of the repayments represents an offset for the technical services provided by this affiliate since January 1, 2017 at the rate of $25,000 per month. The remainder of the repayments represents the payment of EAWC bills by the affiliate. On April 25, 2018, EAWC-TV presented their monthly invoice for administrative services of $25,000, which was offset/paid on April 25, 2018 which exceeded the amount owed by EAWC-TV to EAWC at the time. Therefore, at that moment EAWC-TV no longer owed any funds to EAWC and at September 30, 2018, EAWC owes $205,532 to EAWC-TV.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On February 28, 2016 Mallah Furman’s contract with the company as its independent registered public accounting firm expired and was not renewed.

Mallah Furman served as the Company’s registered public accounting firm from February 11, 2015 to January 30, 2016.

During such time, there were (1) no disagreements with Mallah Furman on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mallah Furman would have caused Mallah Furman to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

On June 12, 2017, the company engaged MNP, LLP as its registered public accounting firm. However, MNP, LLC failed to finish the requested audit for the company despite the fact that the company made payments for same. The company has since filed suit against MNP, LLP, alleging Breach of Contract and Professional Negligence.

On December 7, 2017 MNP, LLC terminated the relationship between the Company as its registered public accounting firm. MNP, LLP served as the Company’s registered public accounting firm from June 12, 2017 to December 7, 2017.

During such time, there were (1) no disagreements with MNP, LLC on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MNP, LLC would have caused MNP, LLC to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

On March 23, 2018 the company engaged Malone Bailey as its independent registered public accounting firm. During the company’s two most recent fiscal years and through the 3rd Quarter of 2018, neither the company nor anyone acting on its behalf consulted Malone Bailey regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Other than the foregoing, there have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

MANAGEMENT

Our directors and executive officers are listed below. The number of directors is determined by our board of directors. All directors hold office until the next annual meeting of the board or until their successors have been duly elected and qualified. Officers are elected by the board of directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

Name	Age	Principal Positions with Us
Mr. Ralph Hofmeier	57	President, Chief Executive Officer and Chairman of the Board of Directors
Ms. Irma Velazquez	52	Chief Operating Officer and Vice-Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our directors and executive officers for the past five years.

Mr. Ralph Hofmeier has a mechanical engineering background. During the past five years, he has worked in companies such as Powermax Energy & Business Solutions Inc., where from 2003 to 2008 he served as President. Since the merger of that company with EAWC, from 2008 to the present he has served as President, Chief Executive Officer and Chairman of the Board of EAWC. Mr. Hofmeier speaks German and English.

Over the last 20 years, Mr. Hofmeier has established and developed several multinational companies in green tech distribution and commercialization, such as Powermax LLC, Powermax Inc and Powermax GmbH. With a solid track record of investment and financial joint ventures and his prior multicultural experience throughout the European and American markets, we believe that Mr. Hofmeier brings our Board and our company a clear vision of business development, investor relations and joint ventures.

Ms. Irma Velazquez brings to the company her certified expertise of sustainable development and emerging technologies, along with her extensive experience and managerial skills on large-scale project management. Ms. Velazquez worked from 1997 to 2010 in the United Nations Agencies such as World Health Organization, Farmaciens Sans Frontieres, Red Cross and Crescent Societies (IFRC) where she served in the positions of Information Technology Manager, Sustainable Development Manager and Programme Manager for, leading the strategic development and execution of corporate vision for operations, communications, and marketing. From 2010 to 2012 she worked for the International Federation of the Red Cross and Crescent Societies (IFRC) as a Disaster & Crisis Management Coordinator, where she demonstrated the ability to govern complex programs and organizations, which drove development and implementation of business plans, operational structures, processes, and procedures. From 2012 to the present, Ms. Velazquez has acted as Chief Operations Officer and Vice-Chairman of EAWC. The Board believes that Ms. Velazquez is a valuable director in light of her extensive employment history as described above, and her solid track record of driving improvements in finance, operations, and human resources processes, resulting in greater efficiency and cost control. Ms. Velazquez has a Master in Sciences from the Erasmus University of Rotterdam and has experience in diplomatic negotiations and proven experience on building positive relationships with government entities, agencies, and partners. Ms. Velazquez speaks French, English and Spanish.

Family Relationships

Mr. Hofmeier and Ms. Velazquez are married.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers, during the past ten years has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which the person was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, the person's involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or been associated with persons engaged in any such activity;

●

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussions in this Prospectus, none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Committees and Corporate Governance

Our board of directors has no separate committees and our board of directors acts as the audit committee and the compensation committee. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance. We do not have yet, an audit committee financial expert serving on our board of directors.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 3250 Mary St., Miami, Florida 33133, Attention: Corporate Secretary, or by facsimile (305) 443-6624 or email to hofmeierr@eawctechnologies.com.

Shareholders who would like their submission directed to a member of the board may so specify, and the communication will be forwarded, as appropriate.

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table sets forth the compensation earned by our President and Chief Executive Officer and our Chief Operating Officer, who are our only officers, for the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Ralph Hofmeier (1)	2017	150,000	—	150,000
President and Chief Executive Officer	2016	150,000		150,000
Irma Velazquez (2) (3)	2017	150,000	—	150,000
Chief Operating Officer	2016	150,000		150,000

———————

(1)	Pursuant to an employment agreement dated January 1, 2012. Accrued but not paid.
(2)	Pursuant to an employment agreement dated January 1, 2012. Accrued but not paid.
(3)	On April 2, 2015 our COO was awarded 9,000,000 restricted shares of our common stock valued at $900,000.

Outstanding Equity Awards at Fiscal Year-End Table

The named executive officers had no outstanding equity awards at December 31, 2017.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

The company entered into employment agreements with Mr. Hofmeier, its President and Chief Executive Officer, and Ms. Velazquez, its Chief Operating Officer (collectively the “Employment Agreements”), effective January 1, 2012. Mr. Hofmeier and Ms. Velazquez also serve as the Company’s only directors, and each is a significant stockholder of the Company. Under the Employment Agreements, the company agreed to pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the company’s Board of Directors. Each Employment Agreement has an initial term of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our voting stock beneficially owned, as of December 14, 2018 by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group:

	Common Stock (1)
Name and Address of Beneficial Owner	No. of Shares	% of Class
Directors and Officers
Mr. Ralph Hofmeier (2)(3) 3250 Mary Street, #303, Miami, FL 33133	56,986,585	64.82%
Ms. Irma Velazquez (2)(3) 3250 Mary Street, #303, Miami, FL 33133	56,986,585	64.82%
All officers and directors as a group (two persons)	63,261,100	71.96%
5% Security Holders:
Swiss Water Tech Research & Development (3) 3250 Mary Street, #303, Miami, FL 33133 ("SWATE")	6,274,515	7.14%
Viridiana Lherisson	5,084,468	5.78%
Andrea Hofmeier (2)	8,000,000	9.10%

———————

(1)

Applicable percentages are based on 87,913,933 - shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)

Ralph Hofmeier is the record holder of 25,356,035 shares of common stock. Irma Velazquez, the wife of Ralph Hofmeier is the record holder of 25,356,035 shares of common stock, over which both Mr. Hofmeier and Ms. Velazquez have joint voting and dispositive power. Andrea Hofmeier, the divorced wife (2012) of Ralph Hofmeier, is the record holder of 8,000,000 shares of common stock.

(3)	Ralph Hofmeier and Irma Velazquez each vote 50% of the company shares held by SWATE, or 3,137,257 common shares each.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Due to officers

Amounts due to officers as of December 31, 2017 and 2016 are comprised of the following:

	2017	2016
Ralph Hofmeier:
Unsecured advances due to officer	$17,678	$17,678
Accrued salaries	875,000	725,000
Total due to Ralph Hofmeier	892,678	742,678
Irma Velazquez:
Unsecured advances due to officer	38,490	38,573
Accrued salaries	763,000	725,000
Total due to Irma Velazquez	801,490	763,573
	$1,694,168	$1,506,251

Unsecured advances due to officers represent unreimbursed company expenses paid by the officers on behalf of the company. During the year ended December 31, 2017, the company accrued salaries of $150,000 each for Ralph Hofmeier and Irma Velazquez. Irma Velazquez also received a $112,000 payment against her accrued salary. In addition, the company repaid Irma Velazquez $100 and recorded charges of $17 for advances due to officer. During the year ended December 31, 2016, the company accrued salaries of $150,000 each for Ralph Hofmeier and Irma Velazquez. In addition, the company repaid Irma Velazquez $4,010 and recorded charges of $815 for advances due to officer. The company also repaid Ralph Hofmeier $300 and recorded charges of $10,000 for advances due to officer. These net advances are non-interest bearing and are due on demand.

Accrued salaries represent amounts accrued in accordance with the employment agreements for the company’s President and Chief Executive Officer, and Chief Operating Officer (See "Note 8").

In addition to the direct unsecured advances and accrued salaries due to officers, the company’s officers are also the primary beneficiaries of transactions due to and from affiliates as discussed further below.

Due to affiliate

Due to affiliate is comprised of the following as of December 31, 2017 and December 31, 2016:

	2017	2016
Swiss Water Tech Research and Development, S.A. (SWATE)
Royalty fees under Technology Transfer and License Agreement	$—	$—
International Service Contract fees[1]	712,070	712,070
	$712,070	$712,070

———————

1	To be paid by issuance of 712,000 shares of the Company’s common stock.

During 2017 and 2016, the company advanced funds of $ 461,925 and $63,120 respectively, to its then affiliate, EAWC Tecnologias Verdes SA de CV. These amounts are being offset by the technical services provided by Tecnologias Verdes since January 1, 2017 at the rate of $25,000 per month for administration services and for EAWC Tecnologias Verdes SA de CV to remit funds to other suppliers for services rendered to EAWC on EAWC’s behalf. On April 25, 2018, EAWC-TV presented their monthly invoice for administrative services of $25,000 which was offset/paid on April 25, 2018 which exceeded the amount owed by EAWC-TV to EAWC at the time. Therefore, at that moment EAWC-TV no longer owed any funds to EAWC and since such time, EAWC owes money to EAWC-TV.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

EXPERTS

The Company’s financial statements included in this Prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law firm of Jonathan D. Leinwand, P.A. has provided opinions regarding the validity of the shares of our common stock offered pursuant to this Prospectus. The address of Jonathan D. Leinwand, P.A. is 20900 NE 30th Ave. Eight Floor Aventura, FL 33180.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by the selling stockholders pursuant to this Prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This Prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC.

For further information about our common stock you should refer to the registration statement, including the exhibits. This Prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website at (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

INDEX TO FINANCIAL STATEMENTS

Eurosport Active World Corp.

Eurosport Active World Corp.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2018	2017
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$—	$—
TOTAL CURRENT ASSETS	—	—

TOTAL ASSETS	$—	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$808,376	$794,733
Due to affiliate (Note 4)	205,532	595,427
Convertible Loan payables	586,825	566,825
Due to officers (Note 4)	1,919,801	1,694,168
TOTAL CURRENT LIABILITIES	3,520,534	3,651,153

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' DEFICIT:
Preferred stock, par value $.001 per share; 500,000,000,000 shares authorized, no shares issued and outstanding in September 30, 2018 and December 31, 2017, respectively	—	—
Common stock, par value $.001 per share; 1,000,000,000 shares authorized, 87,913,933 and 87,201,863 shares issued and outstanding in September 30, 2018 and December 31, 2017, respectively	87,914	87,202
Additional paid in capital	7,187,862	6,476,504
Accumulated deficit	(10,796,310)	(10,214,859)
TOTAL STOCKHOLDERS' DEFICIT	(3,520,534)	(3,651,153)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$—	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

Eurosport Active World Corp.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GENERAL and ADMINISTRATIVE EXPENSES
Management fees to affiliate	$75,000	$79,000	$225,000	$253,000
Officers salaries and payroll taxes	80,738	80,738	242,213	242,213
Professional fees	63,736	53,365	186,486	126,265
Travel and entertainment	—	—	1,928	10,188
Advertising and other selling and marketing	—	—	403	3,476
Other general and administrative expenses	6,741	1,644	16,358	4,640
TOTAL GENERAL and ADMINISTRATIVE EXPENSES	226,215	214,747	672,388	639,782

LOSS FROM OPERATIONS	(226,215)	(214,747)	(672,388)	(639,782)

OTHER INCOME (EXPENSE)
Interest and other income (expense), net	11,610	9,173	90,937	5,751
TOTAL OTHER INCOME (EXPENSE)	11,610	9,173	90,937	5,751

LOSS BEFORE TAXES	(214,605)	(205,574)	(581,451)	(634,031)

TAXES	—	—	—	—

NET LOSS	$(214,605)	$(205,574)	$(581,451)	$(634,031)

Loss per share - Basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted average number of shares outstanding - Basic and diluted	87,913,933	87,201,863	87,827,859	87,201,863

See accompanying notes to the unaudited condensed consolidated financial statements.

Eurosport Active World Corp.

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the period from December 31, 2017 through September 30, 2018

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

BALANCE AT DECEMBER 31, 2017	87,201,863	$87,202	$6,476,504	$(10,214,859)	$(3,651,153)

Common stock issued for debt	712,070	712	711,358	—	712,070
Net Loss	—	—	—	(581,451)	(581,451)
BALANCE AT SEPTEMBER 30, 2018 (Unaudited)	87,913,933	$87,914	$7,187,862	$(10,796,310)	$(3,520,534)

See accompanying notes to the unaudited condensed consolidated financial statements.

Eurosport Active World Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30,
	2018	2017

CASH FLOW FROM OPERATING ACTIVITIES:
NET LOSS	$(581,451)	$(634,031)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
Bad debt (recovery) expense (Note 4)	(38,619)	—
Changes in operating assets and liabilities:
Accrued management fees	225,000	225,000
Accounts payable and accrued expenses	13,644	42,740
Due to affiliate	—	—
Due to officers	633	(112,083)
Net cash used in operating activities	(380,793)	(478,374)

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipts from affiliate	157,103	472,545
Payments to affiliate	—	(472,545)
Net cash provided by (used in) investing activities	157,103	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan	20,000	478,325
Advances to related parties	(17,000)	—
Advances from related parties	220,690	—
Net cash provided by financing activities	223,690	478,325

NET CHANGE IN CASH	—	(49)

CASH AT THE BEGINNING OF THE PERIOD	—	49
CASH AT THE END OF THE PERIOD	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$—	$—
Interest	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTION:
Stock issued to satisfy debt	$712,070	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

Eurosport Active World Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

September 30, 2018 and December 31, 2017

Note 1.

Incorporation and Nature of Operations

Eurosport Active World Corp. (formerly Eagle International Holdings Group Inc.”) (the “Corporation”, “EIH”, “we” or “our”), was incorporated under the laws of the State of Florida on August 23, 2000.

Note 2.

Summary of Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Eurosport Active World Corp. and its wholly-owned subsidiaries Powermax Energy, Powermax Green Technologies, GEM, Swiss Green Solutions and African Sunlight. All significant inter-company transactions and accounts have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited consolidated interim financial statements of Eurosport Active World Corp. (formerly Eagle International Holdings Group Inc.”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto of the Company contained elsewhere herein the Company’s Form S-1.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements of Eurosport Active World Corp. for the fiscal year ended December 31, 2017 as reported in this Form S-1 have been omitted.

Certain reclassifications have been made in Fiscal 2017 results to conform to the presentation used in Fiscal 2018.

Stock-Based Payments

The Corporation accounts for transactions in which services are received in exchange for stock based on the fair value of such services received from non-employees, in accordance with ASC 505-50 “Equity Based Payments to Non-employees.”

The Corporation follows ASC 718, “Compensation – Stock Compensation”, in accounting for its stock-based payments. This standard states that compensation cost or the value of stock issued for services is measured at the grant date based on the value of the stock granted and is recognized over the vesting or service period.

Loss Per Common Share

The Corporation accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 - 10, Earnings Per Share, which establishes the requirements for presenting earnings per share (“EPS”). FASB ASC Topic No. 260 - 10 requires the presentation of “basic” and “diluted” EPS on the face of the statement of operations. Basic EPS amounts are calculated using the weighted-average number of common shares outstanding during each period. Diluted EPS assumes the exercise of all stock options, warrants and convertible securities having exercise prices less than the average market price of the common stock during the periods, using the treasury stock method. When a loss from operations exists, potential common shares are excluded from the computation of diluted EPS because their inclusion would result in an anti-dilutive effect on per share amounts.

For the nine months ended September 30, 2018 and the year ended December 31, 2017, an aggregate of 2,200,000 stock options to purchase shares of common stock were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive.

Eurosport Active World Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

September 30, 2018 and December 31, 2017

Note 2.

Summary of Significant Accounting Policies (continued)

In addition, convertible note holders have the option of converting their loans into common shares subject to the completion of an approved S-1 registration of its common shares. In addition, some lenders were also granted the right to purchase additional shares which was also subject to the completion of an approved S-1 registration of its common shares. The above conversion feature represents a potential for 4,916,750 and 4,831,150 shares at September 30, 2018 and December 31, 2017, respectively. The rights to purchase additional shares represents a potential for 430,000 shares at both September 30, 2018 and December 31, 2017, respectively. The potential shares from both the conversion feature and the rights to purchase additional shares were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive. As of June 13, 2018, all rights to purchase additional shares have expired.

Related Party Transactions

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. A related party is generally defined as:

(i)

any person that holds 10% or more of the Company’s securities including their immediate families,

(ii)

the Company’s management,

(iii)

someone that directly or indirectly controls, is controlled by or is under common control with the Company, or

(iv)

anyone who can significantly influence the financial and operating decisions of the Company.

Note 3.

Going Concern

The Corporation has accumulated operating losses since inception (June 24, 2005) and had working capital deficits as of September 30, 2018.

These factors raise substantial doubt regarding the Corporation’s ability to continue as a going concern. The ability of the Corporation to continue as a going concern depends upon its ability to obtain funding to finance operating losses until the Corporation is profitable. The Corporation expects to be financed through equity capital, debt financing or from deposits related to purchases orders on proposals pending customer acceptance.

In the event the Corporation does not generate sufficient funds from issuance of common stock, debt financing or purchase orders, it may be unable to fully implement its business plan and pay its obligations as they become due, any of which circumstances would have a material adverse effect on its business prospects, financial condition, and results of operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 4.

Related Party Transactions and Balances

Due to officers

Amounts due to officers as of September 30, 2018 and December 31, 2017 are comprised of the following:

	2018	2017
	(Unaudited)
Ralph Hofmeier:
Unsecured advances due to officer	$17,678	$17,678
Accrued salaries	987,500	875,000
Total due to Ralph Hofmeier	1,005,178	892,678
Irma Velazquez:
Unsecured advances due to officer	39,123	38,490
Accrued salaries	875,500	763,000
Total due to Irma Velazquez	914,623	801,490
	$1,919,801	$1,694,168

Eurosport Active World Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

September 30, 2018 and December 31, 2017

Note 4.

Related Party Transactions and Balances (continued)

Unsecured advances due to officers represent unreimbursed Corporation expenses paid by the officers on behalf of the Corporation. These advances are non-interest bearing and are due on demand.

Accrued salaries represent amounts accrued in accordance with the employment agreements for the Corporation’s Chief Executive Officer and Chief Operating Officer.

Due to affiliate

Due to affiliate is comprised of the following as of September 30, 2018 and December 31, 2017:

	2018	2017
	(Unaudited)
Swiss Water Tech Research and Development, S.A. (SWATE)
Royalty fees under Technology Transfer and License Agreement	$—	$—
International Service Contract fees	—	712,070
	$—	$712,070

It was further agreed that the outstanding balance at December 31, 2017 of $712,070 was settled with the issuance of 712,070 EAWC restricted common shares valued at $1.00 per share, which EAWC issued on February 2, 2018.

Due from/to affiliate

In August 2014, the Company began advancing funds to its affiliate EAWC Tecnologias Verdes, S.A. (“EAWC-TV”). EAWC TV is an exclusive distributor of EAWC for Mexico and Latin America and as their relationship matured, it became a provider of professional administration services to EAWC. As of December 31, 2015, the Company had advanced $151,715 and during the year ended December 31, 2016, the Company advanced an additional $71,616 bringing the total funds advanced to its affiliate at December 31, 2016 to $223,331. During 2017, EAWC TV operations began to stabilize and effective January 2017 the Company engaged EAWC-TV to provide its management services, including disbursement processing for $25,000 per month totaling $300,000 annually. During 2017, EAWC-TV processed $461,925 of cash proceeds received from EAWC convertible notes and disbursed $237,947 on behalf of EAWC for EAWC operational expenses. This fundamental change in their business relationship resulted in EAWC-TV repaying the funds advanced by EAWC, flipping the relationship in April 2018 where EACW-TV was advancing funds to EAWC. The total due from EAWC-TV at December 31, 2017 was $155,790 but during the nine months ending September 2018, EAWC-TV provided $225,000 of services plus $528 in interest and remitted $152,793 to vendors in satisfaction of EAWC obligations. EAWC also remitted $17,000 to EAWC-TV. In 2018, EAWC-TV has reduced its obligation to the Company from a $155,790 (due from EAWC-TV) at December 31, 2017 to $205,532 (due to EAWC-TV) at September 30, 2018.

Note 5.

Commitments and Contingencies

Commitments

Lease

The Corporation utilizes shared office space rented from its corporate counsel at 325 Mary St #303 Miami FL 33133 USA for $300 per month and accordingly incurred rent expense of $2,700 and $0 during the nine months ended September 30, 2018 and 2017, respectively.

Eurosport Active World Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

September 30, 2018 and December 31, 2017

Note 5.

Commitments and Contingencies (continued)

Contingencies

From time to time, the Corporation may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. While the outcome and impact of currently pending legal proceedings cannot be predicted with certainty, the Corporation’s management and legal counsel believe that the resolution of these proceedings through settlement or adverse judgment will not have a material adverse effect on its consolidated operating results, financial position or cash flows.

Litigation

There is a pending litigation based on the complaint filed by Aquasphere Greentech Solutions Pvt., Ltd against Powermax Green Technologies, LLC and Eurosport Active World Corp. The case No. 9s 20148179-CA, is pending in the Circuit Court of the Eleventh Judicial Circuit for Miami-Dade County, Florida. The plaintiff is alleging breach of contract date on March 24, 2011; for purchase of an AM65 water generator with a purchase price of $ 70,000.00, a deposit was received for a total of $42,000.00. Purchase contract clearly indicates that requires full payment for release of shipment. The plaintiff is seeking refund of deposits made. Legal counsel has filed answer to complain and discovery is in process and pending. On February 28, 2018 the case was dismissed without prejudice.

Note 6.

Convertible Notes

As of September 30, 2018 and December 31, 2017, the Company had issued in aggregate of $586,825 and $566,825, in convertible debentures. In August 2018, the Company issued convertible notes to two investors for a total of $20,000. The convertible debentures are due on demand unsecured, have no maturity date and are generally non-interest bearing although some of the notes have 2% interest. The holders of the instrument have the option to convert these convertible debentures into common stock at conversion prices ranging from $1.00 to $.10 per share upon Securities Exchange Commission’s (SEC) approval and registration of the Corporation’s Form S-1 for one year after issuance.

The above debentures were determined to be solely debt without an equity portion as the Company has determined that these conversion options are not beneficial. As such, these convertible debentures have no equity portion and are presented as loans payables in the financial statements. The transaction price for these loans payable reflects the fair value of the instruments issued.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Eurosport Active World Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Eurosport Active World Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

July 30, 2018

Eurosport Active World Corp.

Consolidated Balance Sheets

	December 31,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$—	$49
Prepaid expenses and other current assets	—	—
TOTAL CURRENT ASSETS	—	49

TOTAL ASSETS	$—	$49

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$794,733	$763,132
Due to affiliate (Note 5)	595,427	515,406
Convertible loan payables (Note 6)	566,825	88,500
Due to officers (Note 5)	1,694,168	1,506,251
TOTAL CURRENT LIABILITIES	3,651,153	2,873,289

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' DEFICIT: (Note 7)
Preferred stock, par value $.001 per share; 500,000,000 shares authorized, no shares issued and outstanding in December 31, 2017 and December 31, 2016, respectively	—	—
Common stock, par value $.001 per share; 1,000,000,000 shares authorized, 87,201,863 shares issued and outstanding in December 31, 2017 and December 31, 2016, respectively	87,202	87,202
Additional paid in capital	6,476,504	6,476,504
Accumulated deficit	(10,214,859)	(9,436,946)
TOTAL STOCKHOLDERS' DEFICIT	(3,651,153)	(2,873,240)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$—	$49

See accompanying notes to the consolidated financial statements.

Eurosport Active World Corp.

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2017	2016

GENERAL and ADMINISTRATIVE EXPENSES
Management fees to affiliate	$304,000	$420,000
Officers’ salaries and payroll taxes	322,950	322,950
Professional fees	139,175	90,263
Travel and entertainment	10,188	10,392
Advertising and other selling and marketing	3,603	101
Research and development	—	14,500
Other general and administrative expenses	27,581	30,934
TOTAL GENERAL and ADMINISTRATIVE EXPENSES	807,497	889,140

LOSS FROM OPERATIONS	(807,497)	(889,140)

OTHER INCOME (EXPENSE)
Other income (expense), net	36,650	433
Interest income (expense), net	(7,066)	(8,767)
TOTAL OTHER INCOME (EXPENSE)	29,584	(8,334)

LOSS BEFORE TAXES	(777,913)	(897,474)

TAXES	—	—

NET LOSS	$(777,913)	$(897,474)

Loss per share - Basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding - Basic and diluted	87,201,863	87,201,863

See accompanying notes to the consolidated financial statements.

Eurosport Active World Corp.

Consolidated Statement of Changes in Stockholders’ Deficit

For the years ended December 31, 2017 and 2016

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

BALANCE AT DECEMBER 31, 2015	87,201,863	$87,202	$6,464,506	$(8,539,472)	$(1,987,764)

Options vesting to former officer (Note 11)	—	—	11,998	—	11,998
Net Loss	—	—	—	(897,474)	(897,474)
BALANCE AT DECEMBER 31, 2016	87,201,863	$87,202	$6,476,504	$(9,436,946)	$(2,873,240)

Net Loss	—	—	—	(777,913)	(777,913)
BALANCE AT DECEMBER 31, 2017	87,201,863	$87,202	$6,476,504	$(10,214,859)	$(3,651,153)

See accompanying notes to the consolidated financial statements.

Eurosport Active World Corp.

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2017	2016

CASH FLOW FROM OPERATING ACTIVITIES:
NET LOSS	$(777,913)	$(897,474)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
Options vesting to former officer (Note 7)	—	11,998
Gain on termination of distributor agreement	(35,900)	—
Changes in operating assets and liabilities:
Prepaids and other current assets	—	1,449
Accrued management fees	—	420,000
Accounts payable and accrued expenses	67,500	144,217
Due to officers	187,917	306,505
Net cash used in operating activities	(558,396)	(13,305)

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipts from affiliates	80,022	—
Payments to affiliate	—	(67,650)
Net cash provided by (used in) investing activities	80,022	(67,650)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan	478,325	81,000
Net cash provided by financing activities	478,325	81,000

NET CHANGE IN CASH	(49)	45

CASH AT THE BEGINNING OF THE PERIOD	49	4
CASH AT THE END OF THE PERIOD	$—	$49

See accompanying notes to the consolidated financial statements.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 1.  Incorporation and Nature of Operations

Eurosport Active World Corp. (formerly Eagle International Holdings Group Inc.”) (the “Corporation” or “EIH”), was incorporated under the laws of the State of Florida on August 23, 2000.

Note 2.  Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Eurosport Active World Corp. and its wholly-owned subsidiaries Powermax Energy, Powermax Green Technologies, GEM, Swiss Green Solutions and African Sunlight. All significant inter-company transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include estimates relating to the determination of impairment of assets, assessment of going concern, the useful life of property and equipment, the determination of the fair value of stock-based compensation, and the recoverability of deferred income tax assets.

Cash and Cash Equivalents

The Corporation considers short-term interest-bearing investments with initial maturities of three months or less to be cash equivalents. The Company has no cash equivalents at December 31, 2017 and 2016.

Fair Value of Financial Instruments

The fair values of the Corporation’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying financial statements at December 31, 2017 and 2016.

Income Taxes

Income taxes are accounted for under the asset and liability method as stipulated by ASC 740, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of the valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

ASC 740 provides interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In the unlikely event that an uncertain tax position exists in which the Corporation could incur income taxes, the Corporation would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. A liability for uncertain tax positions would then be recorded if the Corporation determined it is more likely than not that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 2.  Summary of Significant Accounting Policies (continued)

As of December 31, 2017 and 2016, the Corporation does not believe any uncertain tax positions exist that would result in the Corporation having a liability to the taxing authorities. The Corporation’s policy is to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of interest expense and general and administrative expense, respectively, in the consolidated statement of operations. The Corporation’s tax returns for the years ended 2012 through 2014 are subject to examination by the federal and state tax authorities. The Corporation’s tax returns for the tax years ended 2017, 2016 and 2015 have not been filed.

Stock-Based Payments

The Corporation accounts for transactions in which services are received in exchange for stock based on the fair value of such services received from non-employees, in accordance with ASC 505-50 “Equity Based Payments to Non-employees.”

The Corporation follows ASC 718, “Compensation – Stock Compensation”, in accounting for its stock-based payments. This standard states that compensation cost or the value of stock issued for services is measured at the grant date based on the value of the stock granted and is recognized over the vesting or service period.

Loss Per Common Share

The Corporation accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 - 10, Earnings Per Share, which establishes the requirements for presenting earnings per share (“EPS”). FASB ASC Topic No. 260 - 10 requires the presentation of “basic” and “diluted” EPS on the face of the statement of operations. Basic EPS amounts are calculated using the weighted-average number of common shares outstanding during each period. Diluted EPS assumes the exercise of all stock options, warrants and convertible securities having exercise prices less than the average market price of the common stock during the periods, using the treasury stock method. When a loss from operations exists, potential common shares are excluded from the computation of diluted EPS because their inclusion would result in an anti-dilutive effect on per share amounts.

For the years ended December 31, 2017 and 2016, an aggregate of 2,200,000 stock options to purchase shares of common stock were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive.

In addition, as discussed more fully in Note 6, convertible note holders have the option of converting their loans into common shares subject to the completion of an approved S-1 registration of its common shares. In addition, some lenders were also granted the right to purchase additional shares, which was also subject to the completion of an approved S-1 registration of its common shares. The above conversion feature represents a potential for 4,831,750 and 88,500 shares at December 31, 2017 and 2016, respectively. In addition, certain notes provided rights to purchase additional shares representing a potential for 0 and 430,000 shares at December 31, 2017 and 2016, respectively. The potential shares from both the conversion feature and the rights to purchase additional shares were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive. As of June 13, 2018, all rights to purchase additional shares have expired.

Related Party Transactions

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. A related party is generally defined as:

(i)	any person that holds 10% or more of the Company’s securities including such person’s immediate families,
(ii)	the Company’s management,
(iii)	someone that directly or indirectly controls, is controlled by or is under common control with the Company, or
(iv)	anyone who can significantly influence the financial and operating decisions of the Company.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 3.  Recently Issued Accounting Standards

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Corporation’s future consolidated financial statements. The following are a summary of recent accounting developments.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments – Overall Recognition and Measurement of Financial Assets and Financial Liabilities” to improve the recognition and measurement of financial instruments the new guidance makes targeted improvements to existing U.S. GAAP by:

o

Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

o	Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;
o

Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

o	Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;
o

Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

o

Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

In February 2016, the FASB issued ASU 2016-02, Consolidation (Topic 810)—Amendments to the Consolidation Analysis (“ASU 2016-02”), which provides guidance on evaluating whether a reporting entity should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities. Further, the amendments eliminate the presumption that a general partner should consolidate a limited partnership, as well as affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2016, with early adoption permitted. A reporting entity may apply the amendments using a modified retrospective approach or a full retrospective application.

On March 30, 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). This update requires that all excess tax benefits and tax deficiencies arising from share-based payment awards should be recognized as income tax expense or benefit on the income statement. The amendment also states that excess tax benefits should be classified along with other income tax cash flows as an operating activity. In addition, an entity can make an entity-wide accounting policy election to either estimate the number of awards expected to vest or account for forfeitures as they occur. The provisions of this update are effective for annual and interim periods beginning after December 15, 2016. Adoption of ASU 2016-09 will not have any impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”), which clarifies how certain cash receipts and cash payments are presented and classified in the statement of cash flows. Among other clarifications, the guidance requires that cash proceeds received from the settlement of corporate-owned life insurance (COLI) policies be classified as cash inflows from investing activities and that cash payments for premiums on COLI policies may be classified as cash outflows for investing activities, operating activities or a combination of both. The guidance is effective for fiscal years beginning after December 15, 2017, with early adoption permitted. Retrospective application is required. The Corporation is evaluating the guidance and has not yet determined the impact on its consolidated financial statements.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 3.  Recently Issued Accounting Standards (continued)

In November 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2016-17”). ASU 2016-17 simplifies the presentation of deferred income taxes by eliminating the separate classification of deferred income tax liabilities and assets into current and noncurrent amounts in the consolidated balance sheet statement of financial position. The amendments in the update require that all deferred tax liabilities and assets be classified as noncurrent in the consolidated balance sheet. The amendments in this update are effective for annual periods beginning after December 15, 2016, and interim periods therein and may be applied either prospectively or retrospectively to all periods presented. Adopting ASU 2016-17 will have no effect on its financial statements.

In November 2016, the FASB issued ASU 2016-18 requiring that a statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described, as restricted cash would be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods. Early adoption is permitted.

The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. There were various other accounting standards and interpretations issued in 2016, none of which are expected to have a material impact on the Corporation’s financial position, operations or cash flows.

Note 4.  Going Concern

The Corporation has accumulated operating losses since inception (June 24, 2005). During the years ended December 31, 2017 and 2016, the Corporation incurred net losses of $777,913 and $897,474, respectively, and had working capital deficits of $3,651,153 and $2,873,240 as of December 31, 2017 and 2016, respectively.

These factors raise substantial doubt regarding the Corporation’s ability to continue as a going concern. The ability of the Corporation to continue as a going concern depends upon its ability to obtain funding to finance operating losses until the Corporation is profitable. The Corporation expects to be financed through equity capital, debt financing or from deposits related to purchases orders on proposals pending customer acceptance.

In the event the Corporation does not generate sufficient funds from issuance of common stock, debt financing or purchase orders, it may be unable to fully implement its business plan and pay its obligations as they become due, any of which circumstances would have a material adverse effect on its business prospects, financial condition, and results of operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 5.  Related Party Transactions

Due to officers

Amounts due to officers as of December 31, 2017 and 2016 are comprised of the following:

	2017	2016
Ralph Hofmeier:
Unsecured advances due to officer	$17,678	$17,678
Accrued salaries	875,000	725,000
Total due to Ralph Hofmeier	892,678	742,678

Irma Velazquez:
Unsecured advances due to officer	38,490	38,573
Accrued salaries	763,000	725,000
Total due to Irma Velazquez	801,490	763,573
	$1,694,168	$1,506,251

Unsecured advances due to officers represent unreimbursed Corporation expenses paid by the officers on behalf of the Corporation. These advances are non-interest bearing and are due on demand.

Accrued salaries represent amounts accrued in accordance with the employment agreements for the Corporation’s Chief Executive Officer and Chief Operating Officer (see note 8).

Due to affiliate

Due to affiliate is comprised of the following as of December 31, 2017 and 2016:

	2017	2016
Swiss Water Tech Research and Development, S.A.
Royalty fees under Technology Transfer and License Agreement	$—	$—
International Service Contract fees	712,070	712,070
	$712,070	$712,070

Effective February 1, 2013, the Corporation entered into an exclusive Technology Transfer Agreement and License Agreement (the “Technology Transfer and License Agreement”) for a period of ten years with Swiss Water Tech Research & Development S.A. (SWATE), an entity owned and controlled by the Corporation’s Chief Executive Officer and Chief Operating Officer who are the primary beneficiaries. Under the terms of the agreement, SWATE: (a) will transfer to the Corporation the license to manufacture products developed by SWATE; (b) all know-how and technical assistance necessary for the exploitation of their licensed patents and the manufacture of certain products; and (c) will grant the Corporation the use of certain related trademarks. If the Corporation generates revenue as a result of the products and licenses related to the Technology Transfer and License Agreement, the Corporation is to pay to SWATE a minimum annual royalty fee stipulated in the agreement plus five percent of revenue generated. Since the Corporation has not generated revenues, during 2013 the Corporation accrued the minimum fee of approximately $542,000 in accordance with the terms of the agreement. On April 15, 2015, SWATE agreed to waive licenses fees for the years ended December 31, 2014 and 2015. On January 29, 2016, SWATE agreed to waive licenses fees for the years ended 2016 and 2017.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 5.  Related Party Transactions (continued)

As part of the exclusive Technology Transfer and License Agreement, on February 1, 2013, the Corporation was required to pay a non-refundable initial license fee of $6 million in exchange for the use of newly developed systems, concepts and license of patent and trademark. The Corporation satisfied the required payment in February 2013 through the issuance of 6 million shares of its common stock, valued at $1.00 per share. The value of the licensed technology rights acquired was recorded as an intangible asset and scheduled for amortization over the ten-year life of the Technology Transfer and License Agreement. During 2013, the Corporation amortized $550,000. On December 31, 2013 the Corporation evaluated the unamortized asset for impairment and determined that due to its inability to secure revenue generating commercial contracts, the recoverability of this asset in future periods was doubtful. Accordingly, the Corporation fully impaired the remaining unamortized value of the licensed technology rights of $5,450,000.

Effective February 1, 2013, the Corporation also entered into an International Service Contract with SWATE (the “SWATE Service Contract”). Under this agreement, SWATE will provide operations management, engineering and technical services to the Corporation. The SWATE Service Contract has a term of five years, and provides for a monthly service fee of $35,000, plus out-of-pocket expenses. During 2017 and 2016, the Corporation has accrued $0 and $420,000, respectively, pursuant to this agreement.

On April 1, 2013, the Corporation signed an agreement with SWATE, which authorizes SWATE to collect on behalf of the Corporation, payments made by investors on sales of Corporation stock. According to the agreement, the proceeds collected by SWATE can be used by SWATE to pay down amounts due from the Corporation for royalties and or service fees pursuant to the above agreements. During the years ended December 31, 2017 and 2016, SWATE did not collect any amounts from investors.

On November 1, 2016, SWATE and the Corporation executed a Termination of its International Services Contract effective from December 31, 2016. The termination cited default of important obligations, in particular the payment within an agreed period of time and the person responsible for the Service Provider, would no longer be employed.

It was further agreed that the outstanding balance at December 31, 2016 of $712,070 would be settled with the issuance of 712,070 EAWC restricted common shares valued at $1.00 per share, which EAWC issued on February 2, 2018.

Due from affiliate

In August 2014, the Company began advancing funds to its affiliate EAWC Technologias Verdes, S.A. (“EAWC-TV”). As of December 31, 2015, the Company had advanced $151,715. EAWC TV is an exclusive distributor of EAWC for the region of Mexico and Latin America and also a provider of professional administration services to EAWC. During the year ended December 31, 2016, the Company advanced an additional $71,616 which includes $8,896 of accrued interest, bringing the total funds advanced to its affiliate at December 31, 2016 to $223,331. Due to uncertainties concerning the future of EAWC-TV’s operations, the advances made through 2016 have been partially offset by an allowance for doubtful collection of $26,667 resulting in a net receivable of $196,664 at December 31, 2016. During 2017, its operations began to stabilize, and effective January 2017 the Company engaged EAWC-TV to provide its management services, including disbursement processing for $25,000 per month totaling $300,000. Also during 2017, EAWC-TV processed $461,925 of cash proceeds received from EAWC convertible notes and disbursed $237,947 for EAWC operational expenses. The foregoing plus other small EAWC expenses brought the total due from EAWC-TV at December 31, 2017 to $155,790 which includes $21,377 of accrued interest which have also been partially offset by an allowance for doubtful collection of $39,148 resulting in a net receivable of $116,642 at December 31, 2017.

Accordingly, EAWC-TV has reduced its obligation to the Company from $223,331 at December 31, 2016 to $155,790 at December 31, 2017. These outstanding balances are partially reserved until EAWC-TV demonstrates the ability to generate sufficient and sustained revenue to assure full repayment. The funds advanced in 2017 and 2016 resulted in a bad debt expense of $0 for both periods.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 6.  Convertible Loans Payable

As of December 31, 2017 and 2016, the Company had issued in aggregate of $566,825 and $88,500, respectively, in convertible debentures. The convertible debentures are due on demand unsecured, have no maturity date and are generally non-interest bearing although some of the notes have 2% interest. The holders of the instrument have the option to convert these convertible debentures into common stock at conversion prices ranging from $1.00 to $.10 per share upon Securities Exchange Commission’s (SEC) approval and registration of the Corporation’s Form S-1 for one year after issuance. The Corporation plans to file the Form S-1 with the Securities Exchange Commission in 2018.

The above debentures were determined to be solely debt without an equity portion as the Company has determined that these conversion options are not beneficial. As such, these convertible debentures have no equity portion and are presented as loans payables in the financial statements. The transaction price for these loans payable reflects the fair value of the instruments issued.

Note 7.  Stock Option Plan

On January 2, 2012, the Corporation’s Board of Directors approved the creation of the 2012 Non-Qualified Stock Option Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of incentive stock options to designated employees, certain key advisors and non-employees members of the Board of Directors with the opportunity to receive grant awards to acquire, in the aggregate, up to 5,000,000 shares of the Corporation’s common stock.

A summary of information regarding the Corporation’s common stock options outstanding is as follows:

Weighted
Average
		Weighted	Remaining
	Number of	Average	Contractual
	Shares	Exercise Price	Term (Years)
Outstanding at December 31, 2015	2,200,000	$0.10	5.0
Issued	—	—	—
Exercised	—	—	—
Outstanding at December 31, 2016	2,200,000	0.10	4.0
Issued	—	—	—
Exercised	—	—	—
Outstanding at December 31, 2017	2,200,000	$0.10	3.0

The above outstanding options were granted on January 1, 2012, to a former Corporation’s executive. The options vest @ 20,000 options per month and 2,200,000 were vested and exercisable at December 31, 2017. During the years ended December 31, 2017 and 2016, the Corporation recognized stock-based compensation expense of approximately $0 and $11,998, respectively, related to stock options. The weighted-average grant date fair value of each option was estimated to approximate $0.05 using the Black Scholes valuation methodology. As of December 31, 2017, there was $0, unrecognized compensation costs related to non-vested stock options.

The fair value of stock options granted of $0.05 was calculated using the Black-Scholes option pricing model based on the following assumptions; risk free interest rate of 1.89%, expected volatility of 317.38%, expected option terms of 9.08 years and no expected dividend yield.

Expected volatility is based on historical volatility of the Corporation and other comparable companies. Short Term U.S. Treasury rates were utilized. The expected term of the options was calculated using the alternative simplified method permitted by ASC 718 (Stock-based compensation) , which defines the expected life as the average of the contractual term of the options and the weighted average vesting period for all option tranches.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 7.  Stock Option Plan (continued)

The following table summarizes the activity of non-vested employee stock options for the years ended December 31, 2017 and 2016:

	Number of	Weighted-Average
	Non-Vested Shares	Grant Date Fair Value
Outstanding at December 31, 2015	240,000	$12,000
Granted	—	—
Vested	240,000	12,000
Forfeited	—	—
Outstanding at December 31, 2016	—	$—
Granted	—	—
Vested	—	—
Forfeited	—	—
Outstanding at December 31, 2017	—	$—

Note 8.  Commitments and Contingencies

Commitments

Technology Transfer and License Agreement with SWATE

As discussed in Note 5, effective February 1, 2013, the Corporation entered into a ten year Technology Transfer and License Agreement with SWATE. In accordance with the Technology Transfer and License Agreement, if the Corporation generates revenue as a result of the products and licenses related to the agreement, the Corporation is to pay SWATE an annual fee stipulated in the agreement plus 5% of revenue generated. If revenue is not generated, future minimum royalty fees are as follows: during the first year: $542,000; during the second year: $1,000,000; and during the third and succeeding years: $2,000,000. On April 15, 2016, SWATE agreed to waive licenses fees for 2014 and 2015 and on January 29, 2016, SWATE agreed to waive licenses fees for 2016 and 2017.

Employment Agreements

The Corporation entered into employment agreements with its Chief Executive Officer, Mr. Ralph Hofmeier, and its Chief Operating Officer, Ms. Irma Velazquez (collectively the “Employment Agreements”), effective January 1, 2012. Under the Employment Agreements, the Corporation will pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the Corporation’s Board of Directors. The Employment Agreements each has initial terms of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.

Lease

The Corporation leased US office space at 2000 Ponce de Leon Blvd. Coral Gables FL 33134 USA for monthly rent payments of $700 until March 1, 2016 when the lease was terminated. The Company then rented office space from its corporate counsel for $300 per month in Miami Florida. Rent was waived through July 2017. Rent expense in the years ending December 31, 2017 and 2016 amounted to $1,500 and $1,400 respectively.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 8.  Commitments and Contingencies (continued)

Contingencies

From time to time, the Corporation may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. While the outcome and impact of currently pending legal proceedings cannot be predicted with certainty, the Corporation’s management and legal counsel believe that the resolution of these proceedings through settlement or adverse judgment will not have a material adverse effect on its consolidated operating results, financial position or cash flows.

Litigation

Aquasphere - There is a pending litigation based on the complaint filed by Aquasphere Greentech Solutions Pvt., Ltd against Powermax Green Technologies, LLC and Eurosport Active World Corp. The case No. 20148179-CA is pending in the Circuit Court of the Eleventh Judicial Circuit for Miami-Dade County, Florida. The plaintiff is alleging breach of contract date on March 24, 2011; for purchase of an AM65 water generator with a purchase price of $ 70,000.00, a deposit was received for a total of $42,000.00. Purchase contract clearly indicates that requires full payment for release of shipment. The plaintiff is seeking refund of deposits made. Legal counsel has filed answer to complain and discovery is in process and pending. On February 28, 2018 the case was dismissed without prejudice.

Norwood - Action proceeding on concluded litigation, Case Number 10-58982 CA 09 – Miami-Dade County, FL Circuit Court. Nick Norwood vs. Eurosport Active World Corp. and Ralph Hofmeier. The case is resolved. A stipulation for final judgement was entered into by the plaintiff, Nick Norwood and the Company and Ralph Hofmeier on November 2013 in the total amount (as of that date) of $107,872.38, which has been entered in the public records against the Company.

CocoGrove – The nature of the litigation was for breach of a lease agreement. This case is concluded with a judgement against the Company in July 2010 for $84,393 plus 6% interest. There have been no efforts to seek collection of this judgement. Management intends to settle this judgement when it is in a financial position to make a payment.

Note 9.  Income Taxes

On December 22, 2017, the US Congress enacted the Tax Cuts and Jobs Act (Tax Reform Legislation), which made significant changes to US federal income tax law affecting us including a reduction in the corporate tax rate to 21% for tax years beginning with 2018. These changes will impact changes in our valuation allowance, components of our tax rate reconciliation and realization of loss carryforwards.

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes.

The income tax (provision) benefit as of December 31, 2017 and 2016 are as follows:

	2017	2016
Deferred tax assets
Federal	$272,028	$312,397
State	27,785	31,909

Total deferred tax assets	299,813	344,307
Valuation allowance	(299,813)	(344,307)

Net deferred tax assets	$—	$—

Net operating loss carry-forwards in the amount of approximately $7.6 million will expire beginning December 31, 2033.

Eurosport Active World Corp.

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 9.  Income Taxes (continued)

The net change in the valuation allowance for the years ended December 31, 2017 and 2016 was an increase of $299,813 and $344,307, respectively

Note 10.  Subsequent Events

On February 2, 2018 the Company issued 712,070 restricted common shares valued at $1.00 per share in satisfaction of its outstanding obligation to SWATE. See Note 5

On April 25, 2018, EAWC-TV presented their monthly invoice for administrative services of $25,000 which was offset/paid on April 25, 2018 which exceeded the amount owed by EAWC-TV to EAWC at the time. Therefore, at that moment EAWC-TV no longer owed any funds to EAWC and since such time, EAWC owes money to EAWC-TV.

EUROSPORT ACTIVE WORLD CORP.

21,747,352 SHARES OF COMMON STOCK

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PROSPECTUS

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until December __, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is December ___, 2018

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$2,707.54
Transfer Agent Fees*	$800.00
Accounting fees and expenses*	$3,000.00
Legal fees and expenses*	$35,000.00
Blue Sky fees and expenses*	$—
Total*	$41,507.54

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* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

In 2015, we issued a total of 11,695,555 shares, with 1,886,040 shares being issued in exchange for cash totaling $1,278,973 and 457,433; 274,515 shares issued in satisfaction of 549,030 of outstanding debt and 535,000 shares being issued in consideration of services rendered, which was negotiated on a private basis with each of the individuals and/or entities that provided such services. The breakdown of 11,695,555 shares issued in 2015 was:

1,886,040 shares issued to investors for cash

   274,515 shares issued to SWATE in lieu of cash payment on outstanding balance due

   510,000 shares to Pillow Hog Ventures for services rendered

     25,000 shares to Green Dimensions for consulting services rendered

9,000,000 shares to Irma Velazquez to respond to management’s intent, equal ownership.

These issuances were exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

We did not issue any unregistered securities in 2016 or 2017, and between January 1, 2018 and February 1, 2018, and between February 3, 2018 and December 14, 2018, we did not issue any unregistered securities.

On February 2, 2018 the Company issued 712,070 restricted common shares valued at $1.00 per share in satisfaction of its outstanding obligation to SWATE. This issuance was exempt from registration under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Articles of Incorporation and Amendments thereto (incorporated by reference to Exhibit 3.1 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).
3.2	By-Laws (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed with the Commission on October 7, 2015).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).
5.1	Legal opinion of Jonathan D. Leinwand, P.A. (incorporated by reference to Exhibit 5.1 of the registrant’s registration statement on Form S-1 filed with the Commission on November 13, 2018).
10.1

License Agreement with Swiss Water Tech Research and Development S.A. (incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-1 filed with the Commission on October 7, 2015).

10.2

International Services Contract with Swiss Water Tech Research and Development S.A. (incorporated by reference to Exhibit 10.2 to the registrant’s registration statement on Form S-1 filed with the Commission on October 7, 2015).

10.3	Employment Agreement with Ralph M. Hofmeier (incorporated by reference to Exhibit 10.3 to the registrant’s registration statement on Form S-1 filed with the Commission on October 7, 2015).
10.4	Employment Agreement with Irma Velazquez (incorporated by reference to Exhibit 10.4 to the registrant’s registration statement on Form S-1 filed with the Commission on October 7, 2015).
10.5

Amendment dated June 29, 2015 to License Agreement with Swiss Water Tech Research and Development S.A. (incorporated by reference to Exhibit 10.5 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).

10.6

Amendment dated January 29, 2016 to License Agreement with Swiss Water Tech Research and Development S.A. (incorporated by reference to Exhibit 10.6 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).

10.7

Termination of International Services Contract with Swiss Water Tech Research and Development S.A. dated November 1, 2016 (incorporated by reference to Exhibit 10.7 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).

10.8

Management and Administrative Services Agreement with EAWC Tecnologias Verdes SA DE CV dated January 1, 2017 (incorporated by reference to Exhibit 10.8 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).

10.9	Non-Qualified Stock Option Agreement for Brian Misiunas (incorporated by reference to Exhibit 10.9 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).
10.10

March 15, 2015 Commercial Agreement with EAWC Tecnologias Verdes SA de CV (incorporated by reference to Exhibit 10.10 of the registrant’s registration statement on Form S-1/A filed with the Commission on October 15, 2018).

10.11

March 15, 2017 revised agreement with EAWC Tecnologias Verdes SA de CV (incorporated by reference to Exhibit 10.11 of the registrant’s registration statement on Form S-1/A filed with the Commission on October 15, 2018).

10.12

November 2nd, 2017, contract Award Confirmation for Arriyadh Development Authority (ADA) of Saudi Arabia (incorporated by reference to Exhibit 10.12 of the registrant’s registration statement on Form S-1/A filed with the Commission on October 15, 2018).

10.13

March 23, 2017 representation letter agreement with HIS WILL Innovations, LTD a South Africa based company (incorporated by reference to Exhibit 10.13 of the registrant’s registration statement on Form S-1/A filed with the Commission on October 15, 2018).

10.14

Termination Agreement with SWATE of the License and Research Agreement (incorporated by reference to Exhibit 10.14 of the registrant’s registration statement on Form S-1/A filed with the Commission on October 15, 2018).

10.15	Convertible Debentures (incorporated by reference to Exhibit 10.15 of the registrant’s registration statement on Form S-1/A filed with the Commission on October 15, 2018).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the registrant’s registration statement on Form S-1 filed with the Commission on August 1, 2018).
23.1	Consent of MaloneBailey
23.2	Consent of Jonathan D. Leinwand, P.A. (included in Exhibit 5.1).

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser: (i) If the registrant is relying on Rule 430B: (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date. (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (c) The undersigned registrant hereby undertakes that: (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Florida, on December 14, 2018.

EUROSPORT ACTIVE WORLD CORP.

By:	/s/ Ralph Hofmeier
Ralph Hofmeier
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement on Form S-1 has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ Ralph Hofmeier	President, Chief Executive Officer, Director, and
Ralph Hofmeier	Chairman (Principal Executive Officer)

/s/ Irma Velazquez	Chief Operating Officer (Principal Financial Officer and
Irma Velazquez	Principal Accounting Officer), Director and Vice-Chairman